                                                                     Exhibit 3.2


                       THE COMPANIES ACTS 1985 AND 1989





                      ----------------------------------

                      A PUBLIC COMPANY LIMITED BY SHARES

                      ----------------------------------




                            ARTICLES OF ASSOCIATION

                                      OF

                       MERGECLAIM PUBLIC LIMITED COMPANY
                    (to be renamed Alliance Resources PLC)
                        (adopted by Special Resolution
                         passed on 5th December, 1990)

                               TABLE OF CONTENTS

Subject                                                                                       Article        Page
-------
                                                                                               No.            No.
                                                                                               ---            ---
I.   PRELIMINARY...............................................................................                 1
          Application..........................................................................     1           1
          Interpretation.......................................................................     2           1

II.  CAPITAL...................................................................................                 4
       A.  ISSUES AND RIGHTS...................................................................                 4
               Authorised share capital........................................................     3           4
               Alterations of share capital....................................................     4           5
               Purchase and redemption of the Company's shares.................................     5           5
               Issue of shares with special rights.............................................     6           5
               Variation of rights attaching to a class of shares..............................     7           5
               Special rights not varied by an issue of further shares of the class............     8           6
               Financial assistance for the acquisition of the Company's shares................     9           6
               Disqualification from voting - unpaid calls - non-compliance with statutory
                 requirements - statutory rights and court orders not affected.................    10           6
       B.   ALLOTMENT OF SHARES................................................................                 8
               Allotment of shares.............................................................    11           8
               Power to pay commission.........................................................    12           8
               Trusts not to be recognised.....................................................    13           8
               Issue of warrants...............................................................    14           9
       C.   CERTIFICATES.......................................................................                 9
               Form of share certificate and method of sealing.................................    15           9
               Number of joint holders.........................................................    16           9
               Period for the issue of share certificates......................................    17          10
               Balance certificates............................................................    18          10
               Issue of replacement certificates...............................................    19          10
               Certificates for debentures and other securities................................    20          11
               Uncertificated shares and other securities......................................    21          11
       D.   LIEN...............................................................................                11
               Company's lien on partly-paid shares including dividends........................    22          11
               Enforcement of lien - application of sale proceeds - sale transfer
                 and good title of transferee to shares........................................    23          11
       E.   CALLS ON SHARES....................................................................                12
               Board may make calls............................................................    24          12
               When a call is deemed to be made................................................    25          12
               Liabilities of joint holders....................................................    26          12
               Interest on unpaid calls........................................................    27          12
               Deemed calls....................................................................    28          13
               Board's power to differentiate..................................................    29          13
               Payment up in advance of calls..................................................    30          13

                                      (i)

Subject                                                                                        Article       Page
-------
                                                                                                No.           No.
                                                                                                ---           ---
       F.   FORFEITURE OF SHARES...............................................................                13
               Service of notice requiring payment of unpaid calls.............................     31         13
               Contents of call notice.........................................................     32         13
               Forfeiture......................................................................     33         14
               Service of notice of forfeiture.................................................     34         14
               Forfeited shares to become the Company's property...............................     35         14
               Former holders liability for unpaid calls.......................................     36         14
               Statutory declaration as evidence...............................................     37         15
       G.   TRANSFER OF SHARES.................................................................                15
               Transfers to be in Writing in usual common form.................................     38         15
               No transfer fees payable........................................................     39         15
               No registration fees payable....................................................     40         15
               Execution of transfers..........................................................     41         15
               Board's power of refusal........................................................     42         16
               General conditions as to transfer...............................................     43         16
               Temporary suspension of the registration of transfers...........................     44         16
               Company to retain transfers and related documents...............................     45         16
               Renunciation of allotment.......................................................     46         17
       H.   TRANSMISSION OF SHARES.............................................................                18
               Surviving joint holders or personal representatives alone recognised............     47         18
               Person becoming entitled on death or bankruptcy.................................     48         18
               Person electing to be registered required to notify.............................     49         18
               Rights of persons entitled by transmission......................................     50         18
       I.   UNTRACED SHAREHOLDERS..............................................................                19
               Power to sell shares............................................................     51         19
       J.   STOCK..............................................................................                20
               Conversion of shares into stock.................................................     52         20
               Rights and privileges of stockholders...........................................     53         20
               Conditions as to transfer of stock..............................................     54         20
               Interpretation of "stock" and "stockholder".....................................     55         21
       K.   ALTERATIONS OF CAPITAL.............................................................                21
               Consolidation, sub-division, cancellation and reduction.........................     56         21
               Treatment of resulting fractional entitlements..................................     57         21

III.  GENERAL MEETINGS.........................................................................                22
       A.  MEETINGS AND NOTICES................................................................                22
               Annual general meeting..........................................................     58         22
               Extraordinary general meetings..................................................     59         22
               Length of notice................................................................     60         22
               Short notice....................................................................     61         23
               Notice of right to appoint a proxy..............................................     62         23

                                     (ii)

Subject                                                                                         Article     Page
-------
                                                                                                 No.         No.
                                                                                                 ---         ---
               Notice members' resolutions upon requisition....................................      63       23
               Accidental omission or non-receipt..............................................      64       23
       B.  PROCEEDINGS AT GENERAL MEETINGS.....................................................               23
               Quorum - overflow meetings......................................................      65       23
               Lack of quorum adjournment or dissolution.......................................      66       24
               Chairman........................................................................      67       24
               Adjournment.....................................................................      68       24
               Amendments to resolutions.......................................................      69       25
               Manner of decision..............................................................      70       25
               Proxy empowered to demand a poll................................................      71       25
               Objections to the qualification of a voter or to votes and errors in
                 counting votes etc............................................................      72       25
               Manner of and place for taking a poll...........................................      73       26
               Chairman's casting vote.........................................................      74       26
               When a poll has to be taken.....................................................      75       26
               Notice of a poll................................................................      76       26
               Continuance of other business...................................................      77       26
               Demand for a poll may be withdrawn..............................................      78       27
       C.  VOTES OF MEMBERS....................................................................               27
               Voting rights...................................................................      79       27
               Voting by joint holders.........................................................      80       27
               Member of unsound mind may vote personal representative.........................      81       27
               Proxy may vote on a poll........................................................      82       28
               Member need not cast his votes all in same way..................................      83       28
               Execution of a form of proxy....................................................      84       28
               Proxy need not be a member......................................................      85       28
               Deposit of proxy - duration of validity.........................................      86       28
               Form of proxy instrument........................................................      87       28
               Board to send out instruments of proxy..........................................      88       29
               Validity of vote given by proxy.................................................      89       29
       D.  CORPORATIONS ACTING BY REPRESENTATIVES..............................................               29
               A corporate member may appoint a representative.................................      90       29
               Directors entitled to attend and speak at meetings..............................      91       29

IV.   DIRECTORS................................................................................               30
       A.  NUMBER AND REMUNERATION OF DIRECTORS................................................               30
               Number of Directors.............................................................      92       30
               No share qualification..........................................................      93       30
               Remuneration of Directors.......................................................      94       30
               Expenses........................................................................      95       30
       B.  POWERS AND DUTIES OF DIRECTORS......................................................               30
               Board to manage the business of the Company.....................................      96       30

                                     (iii)

Subject                                                                                        Article     Page
-------
                                                                                                No.         No.
                                                                                                ---         ---
               Local boards...................................................................      97       31
               Appointment of attorneys and agents............................................      98       31
               Overseas branch registers......................................................      99       31
               Limit on borrowings............................................................     100       31
               Power of Board to delegate power to make calls.................................     101       34
               Signing cheques and similar instruments........................................     102       34
       C.  INTERESTS OF DIRECTORS.............................................................               34
               Other office or place of profit - power to act in a professional capacity......     103       34
               Contracts with the Company - disclosure of interest............................     104       34
               Restriction upon voting - quorum...............................................     105       35
               Offices and employment - ruling on materiality - notice by
                   Director of his interest...................................................     106       36
               Disapplication of Articles 105 and 106 (a).....................................     107       37
               Company not to make loans, quasi-loans or enter into credit transactions.......     108       37
               Director's places of profit in other companies.................................     109       38
               Pension and superannuation funds - employees' share schemes -
                 charitable subscriptions.....................................................     110       38
               Power to make provision for employees..........................................     111       39
       D.  VACATION OF OFFICE OF DIRECTOR.....................................................               39
               Vacation of office.............................................................     112       39
       E.  MANAGING AND EXECUTIVE DIRECTORS...................................................               40
               Appointment of Managing and Executive Directors................................     113       40
               Remuneration for special or additional services................................     114       40
               Powers of Directors holding executive office...................................     115       40
       F.  ROTATION AND REMOVAL OF DIRECTORS..................................................               41
               One-third of the Directors to retire annually..................................     116       41
               Retiring Director to hold office until dissolution of meeting..................     117       41
               Directors who are to retire by rotation........................................     118       41
               When a retiring Director is deemed re-appointed................................     119       41
               Each re-appointment to be voted on separately..................................     120       42
               Notice required of an intention to propose a new Director......................     121       42
               Increase or reduction in permitted number of Directors.........................     122       42
               Appointment of Director to fill a casual vacancy...............................     123       42
               Removal of Director by ordinary resolution.....................................     124       42
       G.  ALTERNATE DIRECTORS................................................................               43
               Appointment and Revocation - approval of alternate by the
                   Director - remuneration....................................................     125       43
       H.  PROCEEDINGS OF DIRECTORS...........................................................               44
               Meetings of the Board - determination of questions.............................     126       44
               Quorum and attendance by telephone.............................................     127       44

                                     (iv)

Subject                                                                                         Article     Page
-------
                                                                                                 No.         No.
                                                                                                 ---         ---
               Restricted powers of Directors if less than prescribed minimum.................      128       45
               Chairman of the Board..........................................................      129       45
               Validity of written resolution.................................................      130       45
               Powers of quorum of Board......................................................      131       46
               Delegation of powers to Director...............................................      132       46
               Appointment of committee of Board..............................................      133       46
               Proceedings of committee of Board..............................................      134       46
               Validity of acts of Board, etc.................................................      135       46
       I.  MINUTES............................................................................                47
               Minutes........................................................................      136       47
       J.  SECRETARY..........................................................................                47
               Appointment and acts of Secretary..............................................      137       47
       K.  THE SEAL...........................................................................                47
               Custody and use of the Seal....................................................      138       47
               Official seal for use overseas.................................................      139       48
       L.  AUTHENTICATION OF DOCUMENTS........................................................                48
               Authentication of documents by Directors, Secretary; etc.......................      140       48

V.    DIVIDENDS AND DISTRIBUTIONS.............................................................                49
               Distribution of profits........................................................      141       49
               Dividends only payable on paid up and called up capital........................      142       49
               Interim dividends..............................................................      143       49
               Record dates...................................................................      144       50
               Deduction of unpaid calls......................................................      145       50
               Unclaimed dividends............................................................      146       50
               Dividend warrants..............................................................      147       50
               Any joint holder may give receipt for a dividend...............................      148       51
               Dividends to untraced shareholders.............................................      149       51
               Dividend in specie.............................................................      150       51
               Scrip dividends................................................................      151       52

VI.   RESERVES................................................................................                53
               Board power to carry profits to reserve - investment of reserves -
                     carry forward of profits.................................................      152       53

VII.  CAPITALISATION OF PROFITS...............................................................                53
               Capitalisation issue...........................................................      153       53
               Board to effect capitalisations................................................      154       55

VIII. ACCOUNTS AND AUDIT......................................................................                55
               Keeping of accounts and retention and location of accounting records...........      155       55
               Accounts to be laid before general meetings....................................      156       56

                                      (v)

Subject                                                                                      Article       Page
-------
                                                                                              No.           No.
                                                                                              ---           ---
               Auditors' report..............................................................    157         56
               Deliver of reports and accounts to be delivered to members and
                  debenture holders - summary financial statements...........................    158         56
               Non-delivery of reports and accounts..........................................    159         56
               Appointment of auditors.......................................................    160         57
               Annual audit of accounts......................................................    161         57
               Validity of acts of auditors..................................................    162         57
               Right of auditors regarding general meetings..................................    163         57

NOTICES              ........................................................................                57
               Notices to be in Writing......................................................    164         57
               Service of notices............................................................    165         57
               New member to be bound by notices already served in respect
                of the relevant share........................................................    166         58
               Notice to joint holders.......................................................    167         58
               UK address for services.......................................................    168         58
               Member present deemed to have received notice.................................    169         58
               Advertisement of notice.......................................................    170         58
               When service effected.........................................................    171         58
               Service on deceased or bankrupt member........................................    172         59
               Convening of meetings by advertisement........................................    173         59

I.  WINDING-UP...............................................................................                59
               Distribution of assets in specie..............................................    174         59

II.  INDEMNITY AND INSURANCE.................................................................                59
               Indemnity and insurance for Directors and other officers......................    175         59

                                     (vi)

Company Number 2532955

                       THE COMPANIES ACTS 1985 AND 1989

                      __________________________________

                      A PUBLIC COMPANY LIMITED BY SHARES
                      __________________________________

                            ARTICLES OF ASSOCIATION

                                      OF

                       MERGECLAIM PUBLIC LIMITED COMPANY
                    (to be renamed Alliance Resources PLC)
                        (adopted by Special Resolution
                         passed on 5th December, 1990)


                                I.  PRELIMINARY
                                    -----------

1.     Application
       -----------

No regulations or articles for management of a company contained or set out in any Act of Parliament or statutory instrument concerning companies shall apply to the Company and the following shall be the Articles of Association of the Company.

2.     Interpretation
       --------------

(a) In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the following table shall bear the meanings set opposite to them respectively in the second column thereof:

WORD                                    MEANING
----                                    -------

Articles The Articles of Association as herein contained or as from time to time altered by special, or if permitted by the Statutes ordinary, resolution

Base Rate                               The base lending rate of National
                                        Westminster Bank PLC (or such other bank as the Board may elect) as it stands from time to time

Board The Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present or any of them acting as the Board of Directors, or a committee thereof, in accordance with these Articles

clear days                              In relation to a period of notice, that
                                        period excluding the day when the notice is given in accordance with these Articles and the day for which it is given or on which it is to take effect

Company Mergeclaim p.l.c. or such other name by which the Company may for the time being be registered in accordance with the provisions of the Statutes

Connected                               In relation to a director, has the
                                        meaning given to it in Section 346

Director                                A director for the time being of the
                                        Company

dividend                                Dividend and/or bonus

Executive Director                      A Director who has been appointed to any
                                        executive office under the Company in
                                        accordance with the provisions of
                                        Article 113

Extended Group                          The Company, its subsidiaries and its
                                        subsidiary undertakings

Group                                   The Company and its subsidiaries

holder In relation to shares, the member whose name is entered in the Register as the holder of the shares

Minimum Amount                          (Pounds)2.50 or such greater sum as the
                                        Board may approve being not greater than the maximum sum which The Stock Exchange may from time to time permit for the purpose

Office The registered office for the time being of the Company

Ordinary Shares                         The Ordinary Shares of 10 pence each in
                                        the capital of the Company referred to
                                        in Article 3 number thereof for the time being in issue

Overseas Branch Register                Branch register of members as defined in
                                        Section 362(2)

paid up or paid                         Paid up and/or credited as paid up in
                                        respect of the nominal amount of a share

Recognised Clearing House               A body declared by an order of the
                                        Secretary of State for the time being in force to be a recognised clearing house for the purpose of the Financial
                                        Services Act 1986

Recognised Investment                   A body declared by an order of the
Exchange                                Secretary of State for the time being in
                                        force to be a recognised investment
                                        exchange for the purposes of the
                                        Financial Services Act 1986

Register                                The register of members of the Company
                                        kept as required by Section 352(1)

Seal                                    The common seal (if any) of the Company

Securities Seal                         The official seal (if any) of the
                                        Company permitted to be used by Section
                                        40

Statutes The Companies Act 1985, the Companies Act 1989 and every Act and statutory instrument for the time being in force concerning companies and affecting the Company

subsidiary                              A subsidiary as defined in Section 736

subsidiary undertaking                  A subsidiary undertaking as defined in
                                        Section 258

The Stock Exchange                      The International Stock Exchange of the
                                        United Kingdom and the Republic of
                                        Ireland Limited

Transfer Office                         The address at which the Register is for
                                        the time being situated

United Kingdom                          The United Kingdom of Great Britain and
                                        Northern Ireland

in Writing                              Written or produced by any substitute
                                        for writing, including printing,
                                        typewriting, including printing,
                                        typewriting, lithography and
                                        photography, but not including telex or
                                        facsimile.

(b) The following provisions shall apply to the construction or interpretation of these Articles or any part thereof:

(i) any reference to any section or provision of any Act of Parliament shall if not inconsistent with the subject or context include every statutory modification, extension, substitution, amendment or re-enactment thereto or thereof for the time being in force;

(ii) any reference to a numbered Article shall be a reference to the Article of these Articles bearing the same number and includes reference to such Article as amended from time to time;

(iii) any reference to a numbered Section shall, unless stated otherwise, be a reference to the Section of the Companies Act 1985 bearing the same number (subject to the provision of paragraph (b)(i) above);

(iv)   words importing the singular number include the plural and vice versa;

(v)    words importing the masculine gender include the feminine gender;

(vi) words importing persons shall include companies, corporations, firms and other unincorporated bodies;

(vii) the expression "Secretary" shall mean and include the Secretary and any joint, deputy or assistant Secretary for the time being of the Company;

(viii) any reference to "share", "member" and "holder" shall include "stock" and "stockholder";

(ix) save as aforesaid, any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles;

(x) a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles; and

(xi) the headings contained in these Articles are included for purposes of reference only and shall not in any way affect or govern the sense or construction thereof or of any part thereof.

                                 II.  CAPITAL
                                      -------

                             A.  ISSUES AND RIGHTS
                                 -----------------

3.     Authorised share capital
       ------------------------

The share capital of the Company at the date of the adoption of these Articles is (Pounds)2,500,000 divided into 25,000,000 Ordinary Shares of 10 pence each.

4.     Alterations of share capital
       ----------------------------

The Company may increase or otherwise alter its share capital in any of the ways permitted by Section 121.

5.     Purchase and redemption of the Company's shares
       -----------------------------------------------

(a) Subject to the provisions of the Statutes and to any necessary amendments to these Articles, any share may be issued on the terms that it is, or at the option of the Company or the holder thereof is to be liable, to be redeemed.

(b) The Company may purchase its own shares (including any redeemable shares) subject to (i) the provisions of the Statutes and of these Articles and (ii) if there is in issue any class of convertible shares for the time being forming part of the capital of the Company ("convertible shares") to the holders of not less than three-quarters thereof giving their consent in Writing or, alternatively, the holders of the convertible shares passing an extraordinary resolution at a separate meeting of the holders thereof.

6.     Issue of shares with special rights
       -----------------------------------

Without prejudice to any rights for the time being conferred on the holders of any shares or class of shares (which rights shall not be varied or abrogated, except with such consent or sanction as is provided by Article 7) and subject to
Article 11, any share of the Company may be allotted with such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting, conversion or otherwise, as the Company may from time to time by ordinary resolution determine (or, failing such determination, as the Board may determine).

7.     Variation of rights attaching to a class of shares
       --------------------------------------------------

Subject to the provisions of the Statutes all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the capital of the Company may from time to time (either while the Company is a going concerning or during or in contemplation of a winding-up) be modified, affected, varied, extended or surrendered in any manner as may be provided by such rights, privileges or conditions or otherwise with the consent in Writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate meeting of the members of that class. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that
(i) the necessary quorum shall be members of the class present in person or by proxy holding not less than one-third of the issued shares of that class (or, if at any adjourned class meeting of such holders a quorum as defined above is not present, any one person present holding shares of the class in question or his proxy shall be a quorum), (ii) any holder of shares of the class present in person or by proxy may demand a poll and (iii) every such holder shall, on a poll, have one vote for every share of the class held by him.

8.     Special rights not varied by an issue of further shares of the class
       --------------------------------------------------------------------

The rights conferred upon the holders of any shares or class of shares issued with preferred or other rights shall not (unless otherwise expressly provided by the rights attached to any such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto but in no respect in priority thereto.

9.     Financial assistance for the acquisition of the Company's shares
       ----------------------------------------------------------------

Save to the extent prohibited by the Statutes or otherwise by law the Company shall be entitled, subject to and in accordance with the provisions of the Statutes, to give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition for the purpose of the acquisition or proposed acquisition of any shares of the Company or any company of which it is a subsidiary or for the purpose of reducing or discharging any liability incurred by any person for the purpose of acquiring any shares of the Company or any company of which it is a subsidiary.

10.    Disqualification from voting - unpaid calls - non-compliance with
       ------------------------------------------------------------------
       statutory requirements - statutory rights and court orders not affected
       -----------------------------------------------------------------------

(a) No member shall, unless the Board otherwise determines, be entitled in respect of any share held by that member to vote at any general meeting either personally or by proxy or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting if any call or other sum presently payable by the member in respect of that share remains unpaid.

(b) any member, or any other person appearing to be interested in any shares of the Company, has been duly served with a notice under Section 212 (a "Section 212 Notice") and is in default for the prescribed period in supplying to the Company the information thereby required, then at any time thereafter the Board may in its absolute discretion by notice to such member (a "direction notice") direct:

(i) that in respect of the shares in relation to which the default occurred ("default shares", which expression shall include any further shares issued after the date of the Section 212 Notice in right of the first-mentioned shares) such member shall not be entitled to vote at any general meeting either personally or by proxy or at any separate meeting of the holders of any class of shares or to exercise any other rights conferred by membership in relation to any such meeting; and/or

(ii) if the default shares represent, at the date of the direction notice, one-quarter of 1 percent or more of the issued shares of any class of shares of the Company, that:

       (aa) any dividend (or part thereof) or other moneys which would otherwise be payable on such shares shall be retained by the Company until such time as the direction ceases to have effect (without any liability on the part of the Company to pay interest thereon) and that prior to such time the acceptance of an offer made by the Company under Article 151 in respect of any such dividend shall be of no effect; and/or

       (bb) no transfer, other than an approved transfer, of any of the default shares shall be registered.

(c) The Company shall send a copy of the direction notice to each other person appearing to be interested in the relevant default shares of the address of whom has been notified to the Company, but the failure or omission by the Company to do so shall not invalidate such notice.

(d) Any direction notice shall have effect in relation to default shares in accordance with its terms but shall cease to have effect:

(i) when the Company has received in Writing all information required by it pursuant to a Section 212 Notice in respect of those default shares; or

(ii)   if such shares are transferred by means of an approved transfer; or

(iii)  if and to the extent that the Board so determines.

(e)    For the purposes of this Article:

(i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under Section 212 which names such person as being so interested or if the Company (after taking into account the said notification and any other notification under the Act or any relevant information otherwise available to that Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and so that references to persons interested in shares and to interests in shares shall be construed in accordance with Section 212(5);

(ii) the prescribed period in respect of any shares is 28 days from the date of service of the Section 212 Notice in respect thereof, except where the shares to which such notice related represent one-quarter of 1 percent or more of the issued shares of any class of shares of the Company in which case such period shall be 14 days;

(iii)  a transfer is an approved transfer if (but only if):

       (aa) the transfer results from a sale made through a Recognised Investment Exchange or any stock exchange outside the United Kingdom on which the Company's shares (or rights in respect of those shares) are normally traded; or

       (bb) it is a transfer of shares to an offeror by way of acceptance of or in pursuance of a takeover offer (within the meaning of Section 14 of the Companies Securities (Insider Dealing) Act 1985) for the Company; or

       (cc) the Board is satisfied that the transfer is made pursuant to a sale to a party who, in the opinion of the Board, is not connected with the holder thereof or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares of the Company in respect of which a direction notice is then in force or a person appearing to be interested in any such shares) and the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first-mentioned shares will following such transfer have any interest in such shares;

(iv) a reference to a person being in default in supplying to the Company the information required by a Section 212 Notice includes a reference to his having failed or refused to give all or any part of it and also includes a reference to his having given information which he knows to be false in a material respect or having recklessly given information which is false in a material respect; and

(v) any notice by the Company pursuant to Section 212 or this Article may be given by facsimile or telex in which case it will be deemed received forthwith upon transmission thereof.

(e) None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under Sections 212 and 216 or any order made by the court under Section 216 nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

                            B.  ALLOTMENT OF SHARES
                                -------------------

11.    Allotment of shares
       -------------------

Subject to Sections 97, 98 and 100 and to the provisions of these Articles the Board is hereby authorised to allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company in accordance with any ordinary resolution passed from time to time authorising the Board for the purposes of Section 80 to allot relevant securities.

12.    Power to pay commission on subscription of shares
       -------------------------------------------------

In addition to all other powers of paying commissions the Company (or the Board on its behalf) may exercise the powers conferred by Section 97 of paying commissions to persons subscribing or procuring subscriptions for shares of the Company, or agreeing so to do whether absolutely or conditionally. The Company (or the Board on its behalf) may also, on any issue of shares, pay such brokerage as may be lawful.

13.    Trusts in relation to shares not to be recognised
       -------------------------------------------------

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided) the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in response of any share, except an absolute right to the entirety thereof in the registered holder.

14.    Issue of warrants
       -----------------

The Company may, with respect to any fully paid up shares, issue under the Seal or Securities Seal (or, in the case of shares on an Overseas Branch Register, an official seal for use in the relevant territory) a warrant stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of the future dividends on the shares included in the warrant. Notwithstanding the provisions of Article 138, no warrant shall require to be signed or countersigned and the method or system of sealing (if required) and signature (if any) of warrants shall be as for share certificates under Article 15. If a warrant or coupon is defaced, worn out or destroyed, it may be renewed on such terms (if any) as to evidence and indemnify and payment of any exceptional expenses incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge and (in the case of defacement or wearing out) on delivery of the old warrant or coupon and (in the case of destruction) only if the Directors are satisfied beyond reasonable doubt that the original has been destroyed. If a warrant or coupon is lost it will not be renewed unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed. Any warrant or coupon surrendered to the Company may be destroyed at the option of the Company after the expiration of 1 year from the date of surrender.

                               C.  CERTIFICATES
                                   ------------

15.    Form of share certificate and method of sealing
       -----------------------------------------------

Every share certificate shall be issued under the Seal or the Securities Seal (or, in the case of shares on an Overseas Branch Register, an official seal for use in the relevant territory) unless otherwise permitted by the Statutes and (so long as any of the Company's shares are listed thereon) the regulations of The Stock Exchange. Each certificate shall specify the number and class of shares to which it relates, the amount paid up thereon and the distinguishing numbers (if any) of the shares to which it relates. No certificate shall be issued representing shares of more than one class. Notwithstanding the provisions of Article 138 of these Articles, no certificate shall be required to be signed or countersigned. The method or system of affixing the Seal and the Securities Seal (or, in the case of shares registered on an Overseas Branch Register, the official seal is used in the relevant territory) to share certificates may, if the Board so resolves, be controlled by, or the certificates be approved for sealing by, the auditors, bankers or transfer auditors of the Company, or by the appropriate department of the Company's registrars. Any signature may be affixed to any certificate by any mechanical means approved by the Board.

16.    Maximum number of joint holders
       -------------------------------

The Company shall not be bound to register more than 4 persons as the joint holders of any share or shares and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of joint holders shall be sufficient delivery to all.

17.    Period for the issue of share certificates
       ------------------------------------------

Subject to the provisions of Article 16 every person whose name is entered as a member in the register (except a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange, including Sepon Limited, in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate for all the shares of any one class registered in his name. Any certificate or certificates to which any person is entitled hereunder shall be delivered:

(i) in the case of issue within one month after allotment (or such longer period as the terms of issue shall provide); or

(ii) in the case of a transfer of fully paid shares within 14 days after lodgment of the relevant instrument of transfer; or

(iii) in the case of a transfer of partly paid shares within 2 months after lodgment of the relevant instrument of transfer.

If and so long as all the issued shares, or all the issued shares of a particular class, in the capital of the Company are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share which is not fully paid up shall bear a distinguishing number.

18.    Balance certificates
       --------------------

Where a member has transferred some only of the shares comprised in a share certificate, the old certificate shall be canceled and a new certificate for the balance of such shares shall be issued to him in lieu without charge.

19.    Issue of replacement certificates
       ---------------------------------

(a) Any 2 or more certificates representing shares of any one class held by any member may at his request be canceled and a single new certificate for such shares issued in lieu without charge.

(b) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu 2 or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request upon payment of the reasonable out-of-pocket expenses of the Company in providing the same.

(c) If a share certificate shall be damaged or defaced or worn out or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if it shall be alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnify (if any) and the payment of any exceptional out-of-pocket expenses of the Company of investigating such evidence in connection with the request as the Board may think fit but without any further or other charge.

(d) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

20.    Certificates for debentures and other securities
       ------------------------------------------------

The provisions of these Articles relating to certificates shall, with all necessary modifications and adaptations, apply to certificates for debentures and debenture stock and any other securities comprising the share or loan capital of the Company as they apply to certificates for shares.

21.    Uncertificated shares and other securities
       ------------------------------------------

Subject to the Statutes permitting the issue of shares, debentures or other securities without certificates or the transfer without the same production of certificates on the creation or production of written forms of transfer, the Company may issue shares, debentures or other securities in uncertificated form (or, as the case may be, permit the same to be transferred without the creation on production of written forms of transfer) but subject always to any provisions contained in the Statutes from time to time and, so long as any of the Company's shares, debentures or other securities are listed on The Stock Exchange, subject to any requirements placed on it by The Stock Exchange. The Board may from time to time lay down regulations governing the issue and transfer of uncertificated securities subject always as provided in this Article, which regulations shall operate in substitution for the relevant provisions of these Articles governing certificates and the transfer of securities insofar as the Statutes permit.

                                   D.  LIEN
                                       ----

22.    Company's lien on partly-paid shares - lien extends to dividends
       ----------------------------------------------------------------

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. Such lien shall apply whether before or after notice to the Company of any equitable or other interest of any person other than the registered holder or holders of such share, whether the time for payment or discharge of the same shall have arrived or not and notwithstanding that the same are joint debts or liabilities of such holder or his estate and any other person whether a member of the Company or not; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Company shall not have a lien or any other charge on its own fully paid shares (whether taken expressly or otherwise); and in relation to any permitted lien or other charge the provisions (so far as are applicable) of Section 148(4) and of paragraph 13(3) of Part I of Schedule 9 to the Companies Act 1985 shall be complied with in every respect.

23.    Enforcement of lien by a sale of shares - application of proceeds of
       --------------------------------------------------------------------
       sale -Board's power to authorise a transferor to execute a sale transfer
       ------------------------------------------------------------------------
       - good title of transferee to shares
       ------------------------------------

(a) The Company may sell, in such manner as the Board thinks fit, all or any of the shares on which the Company has a lien, but not sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in Writing stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the registered holder for the time being of the shares or the person entitled by reason of the death or bankruptcy of such holder to the shares.

(b) The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                              E.  CALLS ON SHARES
                                  ---------------

24.    Board may make calls
       --------------------

Subject to the provisions of these Articles and to the terms of allotment thereof, the Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares and each member shall (subject to receiving at least 14 days' notice in Writing specifying the time or times and place so specified the amount called on his shares. A call may, at any time before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may in whole or in part be postponed as the Board may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

25.    When a call is deemed to be made
       --------------------------------

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by installments.

26.    Liabilities of joint holders
       ----------------------------

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

27.    Interest on unpaid calls
       ------------------------

If a sum called in respect of any share or any money payable on a share under the terms of allotment is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at the rate per annum of 3 percent above the Base Rate or at such lesser rate as the Board may agree to accept. Such person shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of, or in consequence of such non-payment of, such call or installment, but the Board shall be at liberty to waive payment of such interest, costs, charges and expenses wholly or in part.

28.    Sums payable on allotment or at any fixed time deemed to be on call
       -------------------------------------------------------------------

Any sum or non-cash consideration which by the terms of allotment of a share or pursuant to the Statutes is or becomes payable upon allotment or at any fixed date thereafter whether on account of the nominal amount of the share or by way of premium shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of allotment or pursuant to the Statutes, the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

29.    Board's power to differentiate regarding calls
       ----------------------------------------------

The Board may on the issue of shares differentiate between the holders of shares as to the amount called to be paid and the times of payment.

30.    Payment up of shares in advance of calls
       ----------------------------------------

The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall to that extent extinguish the liability on the shares in respect of which it is advanced. The Company may (but shall not be obliged to) pay interest upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made and payable upon the shares in respect of which it has been received, at such rate not exceeding the Base Rate (unless the Company in general meeting shall otherwise direct) as the member paying such sum and the Board agree upon.

                           F.  FORFEITURE OF SHARES
                               --------------------

31.    Service of notice requiring payment of unpaid calls
       ---------------------------------------------------

If a member fails to pay any call or installment of a call before or on the day appointed for payment thereof, the Board may at any time thereafter, during such time as any part of such call or installment remains unpaid, serve a notice on him (or on the person becoming entitled to the share by transmission on death or bankruptcy or otherwise by operation of law) requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

32.    Contents of notice requiring payment of unpaid calls
       ----------------------------------------------------

The notice shall name a further day (not earlier than 14 days from the date of service thereof) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made or installment is payable will be liable to be forfeited.

33.    Forfeiture of shares
       --------------------

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been received by the Company, be forfeited by a resolution of the Board to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited share and not actually paid before the forfeiture and any dividends on such share which may have been declared and paid but which have not been claimed by the payee at the date of the resolution of the Board by which such share shall have been forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

34.    Service of notice of forfeiture
       -------------------------------

When any share has been forfeited notice of the forfeiture shall be served upon the person who was before the forfeiture the registered holder of that share (or the person entitled thereto by transmission as aforesaid) and an entry of such notice having been given, and of the forfeiture, with the date thereof, shall be made forthwith in the Register opposite the entry in respect of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or make such entry as aforesaid.

35.    Forfeited shares to become the Company's property
       -------------------------------------------------

Upon being forfeited a share shall thereupon become the property of the Company and during the period of 3 years immediately following the day prior to the date of forfeiture of such share may be sold, re-allotted (subject to the provisions of these Articles) or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board shall thing fit including the remission of the whole or any part of the interest made payable by the next succeeding Article. At any time before such a sale, re-allotment or disposition the forfeiture may be annulled or canceled on such terms and conditions as the Board thinks fit. The Board may, if necessary, authorise some person to transfer such a forfeited share to any other person as aforesaid. If within the period of 3 years immediately following the day prior to the date of forfeiture of any share such share has not been sold, re-allotted or otherwise disposed of, the Board shall before the expiration of the period of 3 years from the date of forfeiture of the share cancel such share and shall diminish the amount of the authorised and issued share capital by the nominal amount of the share so canceled and shall comply with all relevant provisions of Sections 146 to 148.

36.    Former holder of forfeited shares remain liable for unpaid calls
       ----------------------------------------------------------------

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at the rate per annum of 3 per cent above the Base Rate, or at such lower rate as the Board may determine, from the date of forfeiture until payment, and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

37.    Statutory declaration as evidence of forfeiture
       -----------------------------------------------

A statutory declaration in Writing signed by the declarant stating that he is a Director or Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share adversely to the forfeiture, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall (subject to his having agreed to become a member of the Company) be registered as the holder of the share and shall be discharged from all calls and other expense (if any) in connection therewith made or incurred prior to such sale or disposal and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture, sale, re-allotment or disposal of the share.

                            G.  TRANSFER OF SHARES
                                ------------------

38.    Transfers to be in Writing in usual common form
       -----------------------------------------------

Subject to the provisions of Article 21 (transfers without a written instrument), all transfers of shares shall be effected by transfer in Writing in any usual or common form or in any other form which the Board may approve PROVIDED that every transfer by a corporation shall be made by deed or deed poll unless otherwise permitted by law in which case such transfers shall be executed as required by the Statutes.

39.    No transfer fees payable
       ------------------------

No fee shall be charged on the registration of a transfer.

40.    No registration fees payable
       ----------------------------

No fee shall be charged on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

41.    Execution of transfers
       ----------------------

The instrument of transfer of a share shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof PROVIDED that in the case of a partly paid share the instrument of transfer must also be executed by or on behalf of the transferee.

42.    Board's power to refuse to register transfers in certain cases
       --------------------------------------------------------------

The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of shares (not being fully paid shares) to a person of whom they shall not approve and they may also decline to register any shares (not being fully paid shares) on which the Company has a lien. If the Board declines to register a transfer of any shares, it shall, within 2 months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud or suspected fraud) return the instrument of transfer and any accompanying certificate to the person presenting the same.

43.    General conditions as to transfer
       ---------------------------------

Subject to the provisions of Article 21, the Board may also decline to register any instrument of transfer, unless the instrument of transfer:

(i) is duly stamped (if required by law) and is deposited at the Transfer Office or such other place as the Board may prescribe and is accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf the authority of that person so to do); and

(ii)   is in respect of one class of share only; and

(iii)  is in favour of not more than 4 transferees.

In the case of an instrument of transfer executed by a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange (including Sepon Limited), the lodgment of a certificate for the shares being transferred or other evidence as aforesaid will not be required unless and to the extent that certificates have been issued in respect of the shares in question.

44.    Temporary suspension of the registration of transfers
       -----------------------------------------------------

The registration of transfers of shares or of any class of shares or of any other class of security in the share or loan capital of the Company may be suspended at such times and for such periods as the Board may from time to time determine PROVIDED always that such registration shall not be suspended for more than 30 days in any calendar year.

45.    Company to retain transfers and power of Company to destroy transfers and
       -------------------------------------------------------------------------
       related documents
       -----------------

(a) Subject to paragraph (b) of this Article all instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the board may decline to register shall (except in any case of fraud or suspected fraud) be returned to the person presenting the same.

(b)    Subject as hereinafter provided the Company shall be entitled to destroy:

(i) all instruments of transfer of shares which have been registered at any time after the expiration of 6 years from the date of registration thereof;

(ii) registered share certificates which have been canceled or ceased to have effect at any time after the expiration of 1 year from the date of such cancellation or cessation;

(iii) all notifications of change of name or address and dividend mandates after the expiration of 2 years from the date of recording thereof; and

(iv) any other document on the basis of which any entry in the Register is made at any time after the expiration of 6 years from the date of the first entry in the Register was made in respect of it;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly canceled and that every other document so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company PROVIDED that:

(i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice in Writing to the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

(iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

The provisions of this Article shall, with all necessary modification and adaptations, apply to all instruments of transfer, notifications of change of name or address and mandates relating to and certificates representing debentures and any other securities comprising the share or loan capital of the Company as they apply to instruments of transfer of and certificates for and other documents relating to shares.

46.    Renunciation of allotment permitted
       -----------------------------------

Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person before any person has been entered in the Register in respect of such share.

                          H.  TRANSMISSION OF SHARES
                              ----------------------

47.    Surviving joint holders or personal representatives alone recognised upon
       -------------------------------------------------------------------------
       death of a member
       -----------------

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, or the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares held by him, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share jointly or solely held by him.

48.    Person becoming entitled on death or bankruptcy of a member may be
       ------------------------------------------------------------------
       registered
       ----------

Subject to the provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member may upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of that share by that member before his death or bankruptcy, as the case may be.

49.    Person electing to be registered required to notify the Company
       ---------------------------------------------------------------

If the person becoming entitled to a share shall elect to be registered himself under the provisions of the foregoing Article, he shall deliver or send to the Company a notice in Writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to such person a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by such member.

50.    Rights of persons entitled to a share by transmission
       -----------------------------------------------------

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) be entitled to receive, and may give a good discharge for, the same dividends and other moneys payable in respect thereof as if he was the registered holder thereof; such person shall also be entitled to all other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to receive notice of or to attend or vote at meetings of the Company or to exercise any rights conferred by membership in relation to meetings of the Company; PROVIDED that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 60 days, the Board may thereafter:

(i) withhold payment of all dividends and other moneys payable in respect of the share (but any such action shall not constitute the Company a trustee in respect of any such dividends or other moneys) and suspend any other advantages to which such person would otherwise be entitled in respect of the share until the requirements of the notice have been complied with; and/or

(ii) at any time give notice requiring a person becoming entitled to a share as aforesaid to elect either to be registered himself or to transfer the share and, if the notice is not complied with within such period (being not less than 42 days) as the Board may fix, the share may be sold at the best price reasonably obtainable in such manner as the Board thinks fit and, subject to the provisions of these Articles generally, the provisions of Article 51(b) shall apply to such sale.

                           I.  UNTRACED SHAREHOLDERS
                               ---------------------

51.    Company's power to sell shares
       ------------------------------

(a) The Company shall be entitled to sell in such manner as the Board thinks fit at the best price reasonably obtainable the share of a member, or the share to which a person is entitled by transmission, if and PROVIDED that:

(i) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the earlier thereof) all warrants and cheques sent by the Company through the post in prepaid letters addressed to the holder of, or to the person entitled by transmission to, such shares at the address appearing against the member's name in the Register (or which have been sent to him at such other address, or to such other person at such other address, as such member or the person so entitled by transmission shall have instructed the Company to pay dividends otherwise payable to the member at his registered address) have remained uncashed PROVIDED that at least 3 dividends (whether interim or final) have been paid or have become payable and no such dividend has been claimed; and

(ii) on the expiry of the said period of 12 years the Company shall have inserted advertisements both in 2 national daily newspapers circulating in the United Kingdom and in a newspaper circulating in the area of the relevant said address referred to in paragraph (i) above giving notice of its intention to sell the said shares; and

(iii) during the said period of 12 years and the period of 3 months following the said advertisements and prior to the exercise of the power of sale, the Company shall have received no communication from such member of person entitled by transmission to such shares; and

(iv) notice in Writing shall have been given to the Quotations Department of The Stock Exchange of its intention so to do.

(b) To give effect to any sale to be made pursuant to the provisions of this Article or of Article 50, the Company may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The Company shall account to the holder of, or other person entitled to, such shares for the net proceeds of such sale and the Company shall be deemed to be his debtor, and not a trustee for him, in respect of the same. Any moneys not accounted for to the holder of, or other person entitled to, such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time think fit and any profits made thereby and interest or other income earned thereon shall belong to the Company which shall have no obligation to account therefor to the holder of, or other person entitled to, such shares.

                                   J.  STOCK
                                       -----

52.    Conversion of shares into stock
       -------------------------------

The Company may by ordinary resolution convert the whole of any class of paid up shares into stock, and reconvert any stock into paid up shares of any denomination. After the passing of any resolution converting all the paid up shares of any class into stock, any shares of that class which subsequently become fully paid and rank pair passu in all respects with such shares shall by virtue of this Article and such resolution be converted into stock transferable in the same units as the shares already converted.

53.    Rights and privileges of stockholders
       -------------------------------------

The stockholders shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in asses on a winding-up, voting at meetings and in all other respects and be subject to the same provisions of these Articles as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in dividends and profits of the Company and in assets on a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right, privilege or advantage.

54.    Conditions as to transfer of stock - minimum amount transferable
       ----------------------------------------------------------------

Holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations, as would have applied to the shares from which the stock arose, or as near thereto as circumstances admit; but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable, PROVIDED that such amount shall not exceed the nominal amount of the shares from which the stock arose.

55.    Interpretation of "stock" and "stockholder"
       -------------------------------------------

The provisions of these Articles which are applicable to paid up shares shall apply to stock, and the words "share" and "member" or "holder" therein shall include "stock" and "stockholder."

                          K.  ALTERATIONS OF CAPITAL
                              ----------------------

56.    Consolidation, subdivision, cancellation and reduction
       ------------------------------------------------------

The Company may be ordinary resolution:

(i) consolidate and divide all or any of its share capital into shares of larger nominal value than its share capital into shares of larger nominal value than its existing shares; and/or

(ii) sub-divide all or any of its share capital, into shares of smaller nominal value than is fixed by the memorandum of association, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others, as the Company has power to attach to shares upon the allotment thereof; and/or

(iii) cancel any shares which, at the date of the passing of the resolution, have not been subscribed or agreed to be subscribed, by any person, and diminish the amount of its share capital by the amount of the shares so canceled;

and may by special resolution:-

(iv) reduce its share capital or any capital redemption reserve or any share premium account or any other undistributable reserve in any manner authorised by the Statutes.

57.    Treatment of any fractional entitlements arising on consolidation
       -----------------------------------------------------------------

(a) Whenever on any consolidation of shares members shall be entitled to any fractions of shares, the Board may sell to any person (including, subject to the provisions of the Statutes and of these Articles, the Company) the shares representing such fractions for the best price reasonably obtainable and, except as provided below, shall distribute the net proceeds of sale thereof amongst the members entitled to such fractions in due proportions. Whenever on any consolidation of shares the value of a fractional entitlement to a share shall be less than the Minimum Amount in respect of one or more members and an ordinary resolution of the Company shall have been passed consenting thereto the proceeds of the sale (after the deduction of the proper expenses of such sale) of each and every such fractional entitlement amounting to less than the Minimum Amount shall belong to and be vested in the Company. For the purpose of giving effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings related to the sale.

(b) Upon any consolidation of fully paid shares into shares of larger nominal value the Board may settle any difficulty which may arise with regard thereto as it thinks fit and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holer (or joint holders) being consolidated with shares registered in the name of another holder (or other joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share or any fractions thereof and for the distribution to the member entitled thereto of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

                            III.  GENERAL MEETINGS

                           A.  MEETINGS AND NOTICES
                               --------------------

58.    Annual general meeting
       ----------------------

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notice calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall determine.

59.    Extraordinary general meetings
       ------------------------------

All general meetings, other than annual general meetings, shall be called extraordinary general meetings. The Board may call an extraordinary general meetings. The Board may call an extraordinary general meeting whenever it thinks fit and at such time and place as it shall determine, and extraordinary general meetings shall be convened by the Board on such requisition, or in default may be convened by such requisitionists, as provided by the Statutes.

60.    Length of notice
       ----------------

In the case of annual general meeting or of a meeting for the passing of a special resolution 21 clear days' notice at the least and in any other case 14 clear days' notice at the least specifying the place, the day and the hour of meeting, and the general nature of the business to be transacted, shall be given in Writing in the manner hereinafter mentioned to all members (other than those who under the provisions of these Articles or the conditions attaching to the shares held by them are not entitled to receive the notice) and to the Directors (at the addresses supplied by them pursuant to Article 126) and auditors for the time being of the Company. In the case of a meeting convened for the purpose of considering the passing of a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be.

61.    Short notice
       ------------

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Article 60, be deemed to have been duly called if it is so agreed:-

(i) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote threat; and

(ii) In the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

62.    Notice to state right of member to appoint a proxy
       --------------------------------------------------

In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and on a poll vote instead of him and that a proxy need not also be a member.

63.    Notice to be given of members' resolutions upon requisition
       -----------------------------------------------------------

It shall be the duty of the Company, subject to the provisions of the Statutes, on the requisition in Writing of such number of members as is specified in the Statutes and (unless the Company otherwise resolves) at the expense of the requisitionists:-

(i) to give to members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be proposed and is intended to be proposed at that meeting; and

(ii) to circulate to members entitled to have notice of any general meeting sent to them any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

64.    Accidental omission or non-receipt of notice
       --------------------------------------------

The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

                      B.  PROCEEDINGS AT GENERAL MEETINGS
                          -------------------------------

65.    Quorum - overflow meetings
       --------------------------

(a) No business shall be transacted at any general meeting unless a quorum of members is present when the meeting proceeds to business. Save as in these Articles otherwise provided, 2 persons present, each of whom is a member or a proxy for a member or a representative, appointed in accordance with the Statutes or Article 90, of a corporation which is a member, shall be a quorum for all purpose.

(b) A general meeting may, if the Board or the chairman of the meeting so decides, be held simultaneously in more than one room, building or other location specifically approved for such purpose by the Board PROVIDED that all those present (in whichever location) can at all times hear and participate fully in the proceedings.

66.    Adjournment or dissolution for lack of quorum
       ---------------------------------------------

If within 15 minutes from the time appointed for any general meeting or separate meeting of holders of any class of shares for the time being forming part of the capital of the Company a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such time and place as the Board may determine, and, if at such adjourned meeting a quorum (as defined in Article 65(a)) is not present within 15 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

67.    Chairman
       --------

The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman or if at any meeting he shall not be present within 10 minutes after the time appointed for holding the same or shall be unwilling to act as chairman, the deputy chairman (if any), if present and willing to act, shall preside as chairman; but if at any meeting neither the chairman nor the deputy chairman is present within 10 minutes after the time appointed for holding the meting, or if neither of them is wiling to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman, if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the members present and entitled to vote shall choose one of themselves to be chairman of the meeting. The appointment of a chairman of a meeting shall not be treated as part of the business of that meeting.

68.    Adjournment
       -----------

Notwithstanding his inherent power to adjourn the meeting for such reason as he may think fit, the chairman of the meeting may:

(i) if he considers there to be insufficient space for those present or entitled to be present to be accommodated or there is some other reason why they cannot hear or participate in the proceedings; or

(ii) in any other case, with the consent of any meeting at which a quorum is present,

and shall if so directed by the meeting, adjourn the meeting from time to time or sine die and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Whenever under the provisions of these Articles a meeting is adjourned for 14 days or more, 7 clear days' notice at the least specifying the place, the date and the hour of the adjourned meeting and the general nature of the business to be transacted, shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meting. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board.

69.    Amendments to resolutions
       -------------------------

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a manifest error) may in any event be considered or voted upon.

70.    Manner in which resolution decided - demand for a poll- chairman's
       ------------------------------------------------------------------
       declaration on a result of a show of hands
       ------------------------------------------

At any general meeting a resolution put to the voter of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by:

(i)    the chairman of the meeting; or

(ii)   at least 5 members entitled to vote at the meeting; or

(iii) a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv) a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against such resolution.

71.    Proxy empowered to demand a poll
       --------------------------------

The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of the last preceding Article a demand for a poll by a person as proxy for, or duly authorised corporate representative of, a member shall be the same as a demand by that member) and to vote on a poll or the election of a chairman of the meeting.

72.    Objections to the qualification of a voter or to votes and errors in
       --------------------------------------------------------------------
       counting votes etc.
       -------------------

If any objection is raised as to the qualification of any voter or to the counting of, or failure to count, any votes or if any votes shall be counted which ought not to have been counted or might have been rejected or if any votes were not counted which ought to have been counted, the objection or error shall not vitiate the result of the voting unless it be raised or pointed out at that same meeting, or at any adjournment thereof, and it shall in the opinion of the chairman of the meeting be of sufficient magnitude to vitiate the result of the voting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

73.    Manner of and place for taking a poll
       -------------------------------------

Except as permitted in Article 75, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers) and at such place and at such time as the chairman of the meeting may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and, if so directed by the meeting, shall), in the event of a poll, appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. The result of the poll shall be deemed to be the relevant resolution of the meeting at which the poll was demanded.

74.    Chairman's casting vote
       -----------------------

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a member or on behalf of any other member.

75.    When a poll has to be taken
       ---------------------------

A poll on the election of a chairman of the meeting or on a question of adjournment if validly demanded shall be taken forthwith. A poll validly demanded on any other question shall be taken either forthwith or at such later time and place as the chairman of the meeting directs not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded.

76.    Notice of a poll
       ----------------

No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case, at least 7 clear days' notice shall be given specifying the time and place at which the poll is to be taken.

77.    Continuance of other business
       -----------------------------

The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

78.    Demand for a poll may be withdrawn
       ----------------------------------

A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a demand for a poll is to withdrawn:

(i) before the result of a show of hands is declared, the meeting shall continue as if the demand had not been made; or

(ii) after a result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands, but if a demand is withdrawn the chairman of the meeting or other member or members so entitled may himself or themselves demand a poll.

                             C.  VOTES OF MEMBERS
                                 ----------------

79.    Voting rights
       -------------

Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles or their terms of issue, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative at any meeting of the Company and entitled to vote shall have one vote and on a poll every member present either personally or by proxy and entitled to vote shall have one vote for every Ordinary Share held by him.

80.    Voting by joint holders
       -----------------------

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the shares.

81.    Member of unsound mind may vote by committee or other appointed
       ---------------------------------------------------------------
       representative
       --------------

A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an Order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, and such committee, receiver, curator bonis or other person may on a poll vote by proxy PROVIDED that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Transfer Office or at such other place within the United kingdom as is specified in the notice convening the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which such person claims to vote and in default the right to vote shall not be exercisable.

82.    Proxy may vote on a poll
       ------------------------

On a poll, votes may be given either personally or by corporate representative or by proxy.

83.    Member need not cast his votes all in same way
       ----------------------------------------------

On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or case all the votes he uses in the same way.

84.    Execution of a form of proxy
       ----------------------------

The instrument appointing a proxy shall be in Writing under the hand of the appointor or his agent duly authorised under the hand of the appointor, or, if the appointor is a corporation, either under its common seal or under the hand of an officer or agent so authorised. The Board may, but shall not be bound to, require evidence of the authority of any such officer or agent. If more than one proxy is so appointed, the instrument appointing each such proxy shall specify the shares held by the member in respect of which each such proxy is to vote and no member may appoint more than one proxy to vote in respect of any one share held by that member.

85.    Proxy need not be a member
       --------------------------

Any person (whether a member of the Company or not) may be appointed to act as a proxy. A member may appoint more than one proxy to attend on the same occasion.

86.    Deposit of instrument of proxy - duration of validity of instrument of
       ----------------------------------------------------------------------
       proxy
       -----

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is executed, or a copy of such power or authority certified notarially or in some other way approved by the Board, shall be deposited at the Transfer Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in the instrument of proxy issued by the Company in relation to that meeting not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote or, in the case of a poll taken more than 48 hours after it was demanded, be deposited as aforesaid after the poll has been demanded but not less than 24 hours before the time appointed for taking the poll or, where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting to the chairman or to the Secretary or to any Director and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from the date named in it as the date of its execution.

87.    Form of proxy instrument
       ------------------------

An instrument of proxy may be in any usual oar common form or in such other form as the Board shall approve. Instruments of proxy need not be witnessed.

88.    Board to send out instruments of proxy to all members
       -----------------------------------------------------

The Board shall (while any shares of the Company are listed on The Stock Exchange) and otherwise may at the expense of the Company send, by post or otherwise, to the members entitled to be sent notice of a meeting and to vote thereat instruments of proxy (with or without stamped envelopes or other pre-paid or similar postal facilities for their return) for use at any general meeting or at any meeting of any class of members of the Company, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint a proxy are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy. The accidental omission to send such an instrument, or to give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings of that meeting.

89.    Validity of vote given by proxy
       -------------------------------

A vote given or a poll demanded by a person duly appointed as a proxy or by a duly authorised representative of a corporation in accordance (in either case) with the terms of his appointment shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed or the representative was duly appointed, PROVIDED that no intimation in Writing of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least 24 hours prior to the commencement of the meeting or adjourned meeting at which the instrument of proxy is used (or, in the case of a poll, before the time appointed for the taking of the poll).

                  D.  CORPORATIONS ACTING BY REPRESENTATIVES
                      --------------------------------------

90.    A corporate member may appoint a representative
       -----------------------------------------------

Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present at such meeting.

91.    Directors entitled to attend and speak at general meetings
       ----------------------------------------------------------

Each Director (or, failing him, his alternate, if any) shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of any class of members.

                                IV.  DIRECTORS
                                     ---------

                   A.  NUMBER AND REMUNERATION OF DIRECTORS
                       ------------------------------------

92.    Number of Directors
       -------------------

Unless and until otherwise determined by the Company by ordinary resolution and subject to the Statutes, the Directors shall not be less than 2 nor more than 20 in number.

93.    No share qualification for Directors
       ------------------------------------

Neither a Director nor an alternate Director shall be required to hold any qualification shares.

94.    Remuneration of Directors
       -------------------------

The Directors shall be entitled to remuneration by way of fees for their services as Directors in such sums as the Board may determine but not exceeding in aggregate (Pounds)100,000 per annum or such other higher amount as may be sanctioned by ordinary resolution of the Company, such remuneration to be divided amongst the Directors as they may be resolution determine or, in default of agreement, equally. Such remuneration shall be deemed to accrue on a day-to-day basis. Any remuneration payable to any Director pursuant to this Article may if the Director concerned so requires and if the Board so agrees, consist in whole or in part of payments by way of pension contributions or premiums therefor, whether pursuant to a pension scheme or otherwise. Subject as aforesaid, a Director holding office for part of a year shall be entitled to a proportionate part of a full year's remuneration.

95.    Expenses
       --------

In addition to such remuneration as aforesaid, any Director may be paid such reasonable travelling, hotel and other expenses as he may properly incur in connection with the discharge of his duties, including but not limited to in attending or returning from meetings of the Board or committees of the Board or general meetings or meetings of the holders of any class of shares.

                      B.  POWERS AND DUTIES OF DIRECTORS
                          ------------------------------

96.    Board to manage the business of the Company
       -------------------------------------------

The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such directions, whether or not inconsistent with these Articles, as may be prescribed by the Company by special resolution but no such direction and no alteration of these Articles shall invalidate any prior act of the Board which would have been valid if that direction or alteration had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article and a meeting of the Directors at which a quorum is present may exercise all the powers exercisable by the Board.

97.    Local boards
       ------------

The Board may establish local boards for managing any of the affairs of the Company, whether in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards and may fix their remuneration and may delegate to any local board any of the powers, authorities and discretions vested in the Board (except the power to make calls, forfeit shares or borrow money) with power to sub-delegate and may authorise the members of any local board to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any persons so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Notwithstanding the generality of the above, the Board shall ensure that the number of such persons comprising such local board and that no resolution of such local board shall be effective unless a majority of members of the local board present at the meeting and capable of forming part of the quorum (if any) fixed for such meeting are Directors or alternate Directors of the Company.

98.    Appointment of attorneys and agents
       -----------------------------------

The Board may from time to time and at any time appoint, whether in the United Kingdom or elsewhere, any corporation, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Board or the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such agent as the Board may think fit and may also authorise any such agent to delegate all or any of the powers, authorities or discretions vested in him.
The Company may exercise powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Board.

99.    Overseas branch registers
       -------------------------

The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an Overseas Branch Register in any territory where the Company transacts business and the Board may (subject to the provisions of the Statutes) make and vary such regulations as it thinks fit respecting the keeping of such register.

100.   Limit on borrowings
       -------------------

(a) The Board shall restrict the borrowings of the Company and exercise all powers of control exercisable by the Company in relation to its subsidiaries and subsidiary undertakings so as to secure (as regards subsidiaries and subsidiary undertakings, so far as by such exercise it can secure) that, save with the previous sanction by an ordinary resolution of the Company, no moneys shall be borrowed if the aggregate principal amount (including any premium payable on final repayment) outstanding of all moneys borrowed by the Extended Group (excluding amounts borrowed by any member of the Extended Group from any other member of the Extended Group) then exceeds or would as a result of the borrowing exceed an amount equal to two and one half times the aggregate of:-

(aa)   the amount paid up on the share capital of the Company; and

(bb) the total of the capital and revenue reserves of the Extended Group, including any share premium account, capital redemption reserve, property revaluation reserve and credit balance on the profit and loss account and all amounts attributable to the interests of minority shareholders in subsidiaries and minority and other interests in subsidiary undertakings, but excluding sums set aside for taxation and deducting any debit balance on the profit and loss account.

all as shown in the latest group accounts of the Company, but adjusted as may be necessary in accordance with paragraph (c) of this Article in respect of any variation in the paid up share capital or reserves of the Extended Group since the date of that balance sheet.

(b) For the purposes of this Article, but without prejudice to the generality of the terms "borrowing" and "borrowed"; -

(i) there shall be deducted from the aggregate amount of moneys borrowed for the purposes of paragraph (a) an amount equal to the aggregate for the time being outstanding of all cash deposits with banks (not being the Company or any subsidiary of the Company), certificates of deposit, securities of governments, and securities of public companies traded on a Recognised Investments Exchange or an overseas stock exchange and similar instruments owned by the Company and/or any subsidiary or subsidiary undertaking of the Company net of a proportion of the total amount for the time being outstanding of cash deposits and certificates of deposit and securities of governments, or securities of public companies traded on a Recognised Investment Exchange or an overseas stock exchange and similar instruments owned by any partly owned subsidiary or any subsidiary undertaking which would otherwise fail to be included, such proportion being that which the issue equity share capital of such partly owned subsidiary or such subsidiary undertaking which is not for the time being beneficially owned directly or indirectly by the Company bears to the whole of its issued equity share capital;

(ii) moneys borrowed for the purpose of repaying the whole or any part of any moneys previously borrowed and then outstanding (including any premium payable on final repayment) and to be applied for that purpose within 6 months of the borrowing shall not, pending such application, be taken into account as moneys borrowed;

(iii) the principal amount (including any premium payable on final repayment) of any debentures issued in whole or in part for a consideration other than cash shall be taken into account as moneys borrowed by the member of the Extended Group issuing them; and

(iv) the principal amount of acceptance credits shall be treated as moneys borrowed.

(c) For the purposes of this Article, adjustments shall be made to reflect any variation in the amount of such paid up capital and capital and revenue reserves (including in respect of any distribution actually made or paid) as specified in paragraph (a) which has occurred since the date of such group accounts and for this purpose share capital allotted shall be treated as having been issued and any share capital already called up or payable at any future date within the following 12 months shall be treated as already paid up). Any Interim Report of the Company which includes a profit and loss account (whether or not in summarised form) shall be prima facie evidence of any profit and/or loss referred to therein and of any consequential variation in the revenue reserves of the Company. If the Company proposes to issue any shares for cash and the issue of such shares has been underwritten, then such shares shall be deemed to have been issued and the subscription moneys (including any premium) payable in respect thereof within the following 12 months (to the extent to underwritten) shall be deemed to have been paid up.

(d) When the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable (or repayable at the option of any person other than the Company) in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent at the lower of:-

(i)    the rate of exchange prevailing in London on that day; and

(ii)   the rate of exchange prevailing in London 6 months before such day.

For this purpose the rate of exchange shall be taken as the middle market rate as at the close of business on the relevant day.

(e) No debt incurred or security given in respect of moneys borrowed or to be taken into account as moneys borrowed in excess of the above limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed has been exceeded, but no lender or other person dealing with the Company shall be concerned to see or enquire whether the borrowing limit has been observed.

(f) For the purposes of this Article, the reference to figures appearing in the "group accounts" shall be those figures as appearing in the Company's group accounts prepared in accordance with the Companies Act 1985 as amended and substituted by the Companies Act 1989.

(g) A certificate or report by the auditors for the time being of the Company as to the amount of the limit on borrowings or the amount of any borrowings or to the effect that the limit imposed by this Article has not been on will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

(h) Notwithstanding any other provision of this Article, the Board may at any time act in reliance on a bona fide estimate of the amount of the adjusted capital and reserves and if in consequence the limit herein before contained is inadvertently exceeded, an amount borrowed equal to the excess may be disregarded until the expiration of 90 days after the date on which by reason of a determination of the Auditors, the publication of group accounts or an Interim Report or otherwise the Board became aware that such a situation has or may have arisen.

101.   Power of Board to delegate the power to make calls
       --------------------------------------------------

If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and go give valid receipts for such moneys, and the power so delegated such subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

102.   Signing of cheques and similar instruments
       ------------------------------------------

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determined.

                          C.  INTERESTS OF DIRECTORS
                              ----------------------

103.   Other office or place of profit under the Company - power of a Director
       -----------------------------------------------------------------------
       to act in a professional capacity
       ---------------------------------

A Director may hold any other office or place of profit under the Company in conjunction with his office of Director on such terms as to tenure of office, remuneration or otherwise as the Board may determine, and he or any firm in which he is interested may act in a professional capacity for the Company and he or such firm shall be entitled to remuneration (by way of salary, commission, fee, participation in profits, pension, superannuation or otherwise) for such services as if he were not a Director and such remuneration shall be charged as part of the Company's ordinary working expenses PROVIDED that nothing herein contained shall authorise a Director or any such firm to act as auditor to the Company or any company controlled by the Company. In this Article, "firm" includes "company".

104.   Director may contract with the Company - disclosure of interest
       ---------------------------------------------------------------

Subject as provided in the Statutes, no Director or intending Director shall be disqualified by his office from contracting with the Company, or any other company in which the Company may be interested, either with regard to his tenure of any such other office or place of profit as is referred to in Article 103 or as vendor, purchaser or otherwise. Further, subject, if and as required by
Section 320, to the approval of the Company in general meeting, and save as provided in Sections 330 and 341, no such contract nor any other contract, transaction or arrangement (whether or not constituting a contract) entered into by or on behalf of the Company, or any other company in which the Company may be interested, in which any Director is in any way directly or indirectly interested (whether through persons connected with him or otherwise) shall be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract, transaction or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, PROVIDED that the nature of his interest (if not declared in accordance with the provisions of Article 106(c)) has been or is declared by him:-

(i) at the meeting of the Board at which the question of entering into that contract, transaction or arrangement is first taken into consideration; or

(ii) if the Director was not at the date of that meeting interested in the proposed contract, transaction or arrangement, at the next meeting of the Board after he became so interested; or

(iii) if that contract, transaction or arrangement or proposed contract, transaction or arrangement is entered into or to be entered into not by the Company but by a company in which the Company is interested as to 1 per cent or more of the equity share capital of that company, at the next meeting of the Board after the Director became aware of his interest or the Company's interest in such contract, transaction or arrangement.

105.   Restriction on voting - quorum - matters upon which a Director may vote
       -----------------------------------------------------------------------

(a) Save as herein provided, a Director shall not at any meeting of the Board vote in respect of any contract, transaction or arrangement (whether or not constituting a contract) or any proposal whatsoever in which he has any material interest (whether direct or indirect or through persons connected with him) otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company, and if he shall do so his vote shall not be counted, nor if he has a duty which conflicts or may conflict with the interests of the Company, nor shall he be counted in the quorum present upon a motion in respect of any such contract, transactions, arrangement or proposal. Subject to his complying with the provisions of these Articles and of the Statutes with respect to disclosure of his interest, these prohibitions shall not apply to:-

(i) any contract, transaction, arrangement or proposal by a Director to underwrite shares or debentures or other securities of the Company or any of its subsidiaries or subsidiary undertakings; or

(ii) any contract, transaction, arrangement or proposal for giving any Director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company, or any of its subsidiaries or for giving any security or indemnity to any other person, firm or company for any obligation of the Company, its holding company or any company controlled by the Company, in which that Director himself has assumed personal liability in whole or in part whether under a guarantee or indemnity, or by providing or agreeing to provide security or otherwise; or

(iii) any contract, transaction, arrangement or proposal concerning any other company in which that Director is interested directly or indirectly, whether through a connected person or otherwise and whether as an officer or shareholder or otherwise PROVIDED that he is not the holder of or beneficially interested in 1 per cent or more of the issued equity share capital of such company or of any third company through which his interest is derived or of the voting rights available to members of the relevant company (any such interest being deemed for this purpose to be a material interest in all the circumstances) and PROVIDED that there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder; or

(iv) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefit scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes; or

(v) any proposal concerning the adoption of insurance cover for the Directors in accordance with the provisions of Article 175; or

(vi) any arrangement fore the benefit of employees of the Company or of any of its subsidiaries (including, but not limited to, an employees' share scheme) under which the Director benefits in a similar manner to such employees and does not afford to any Director as such any privilege or advantage not generally afforded to the employees to whom such arrangement relates.

(b)    For the purposes of this Article:-

(i) an interest of any person who is connected with a Director shall be taken to be the interest of that director; and

(ii) in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate has otherwise.

106.   Offices and employment - ruling on materiality - power of members to
       --------------------------------------------------------------------
       amend provisions of this Article - notice by a Director of his interest
       -----------------------------------------------------------------------

(a) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of 2 or more Directors to officers or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting by reason of being the holder of or beneficially interested in 1 per cent or more of any class of the equity share capital of any company in which the Company is interested or of any third company through which his interest is derived or of the voting rights available to members of the relevant company) shall be entitled to vote (and be counted in the quorum in respect of each resolution except that concerning his own appointment.

(b) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or, if the Director concerned is the chairman, to the other Directors at the meeting) and his ruling in relation to any Director other than himself (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

(c) A general notice in Writing given to the Board by any Director to the effect that:-

(i) he is a member of a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may, after the date of the notice, be made with that company or firm; or

(ii) he is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him; or

(iii) he is to be regarded as having an interest of the nature and extent specitied in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested, shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the Board after it is given) be deemed to be a sufficient declaration of interest in relation to any such contract, transaction or arrangement.

(d) Any interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his for the purposes of these Articles.

107.  Disapplication of Articles 105 and 106 (a)
      ------------------------------------------

The provisions of Articles 105 and 106(a) may at any time be suspended or relaxed to any extent permitted by law, and either generally or in respect of any particular contract, arrangement or transaction and any transaction not duly authorised by reason of contravention of either of those Articles may be ratified, to the extent permitted by law, by the Company by ordinary resolution in general meeting.

108.  Company not to make loans, quasi-loans or enter into credit
      -----------------------------------------------------------
      transactions with Directors or shadow directors or connected persons
      --------------------------------------------------------------------

Save as permitted by the Statutes, the Board shall not:-

(i) make a loan or a quasi-loan to or enter into a credit transaction as a creditor for a Director (including a shadow director) of the Company or any person connected with such a Director; or

(ii) enter into any guarantee or provide security in connection with a loan or quasi-loan or credit transaction made by any person to or for such a Director or person so connected; or

(iii) take part in any arrangement whereby another person enters into such a transaction in return for a benefit from the Company or any subsidiary; or

(iv) arrange for the assignment to it of any rights, obligations or liabilities of any such loan or quasi-loan to such a Director or persons so connected.

For the purposes of this Article the expressions "quasi-loan", "credit transaction" and "shadow director" shall have the meanings ascribed to them in Sections 331(3), 331(7) and 741(2) respectively.

109.     Director's places of profit in other companies
         ----------------------------------------------

Any Director may continue to be or become a director (executive or non-executive), managing director, manager or other officer, or employee or member of, or holder of any place of profit under, any other company which the Company may control or in which it may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as such. The Board may exercise the voting power conferred by the shares of any other company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing members of the Board or any of them to be directors, managing directors, executive directors, managers or other officers or employees of, or holders of any places of profit under, such company, or voting or providing for the payment of remuneration to the directors, managing directors, executive directors, managers or other officers or employees of such company), and subject to Articles 104, 105 and 106 any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to be, appointed or become a director, managing director, executive director, manager or other officer or employee or member of, or the holder of any place of profit under, such other company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

110.     Pension and superannuation funds - employees' share schemes -
         -------------------------------------------------------------
         charitable subscriptions
         ------------------------

The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds or share option or share incentive schemes or profit sharing schemes or trusts for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, disability benefits or emoluments to (or to any person in respect of), any persons who are or were at any time in the employment or service of the Company, or of any company which is or was a subsidiary or a subsidiary undertaking of the Company or is or was allied to or associated with or controlled by the company or any such subsidiary or subsidiary undertaking or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and hold or have at any time held any salaried employment or office in the Company or such other company, and the wives, husbands, widows, widowers, families and dependents of any such persons, and also establish and subsidise or subscribe to any institution, association, club or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful objective and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always, if the Statutes shall so require, to particulars with respect to the proposed payment being disclosed to the members of the Company and to it being approved by the Company, any Director who holds or has held any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument. A Director or former Director shall not be accountable to the Company or the members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company. For the purposes of this Article, a company shall not be deemed to be a company which is or was allied to or associated with or controlled by the Company or any of its subsidiaries or subsidiary undertakings unless the Group beneficially owns or owned at the relevant date for the purposes of this Article 40 per cent or more of the equity share capital of the said company.

111.     Power to make provision for employees
         -------------------------------------

The Board is hereby authorised to sanction (by resolution of the Board) the exercise of any power conferred upon the Company by Section 719.

                      D.  VACATION OF OFFICE OF DIRECTOR
                          ------------------------------

112.     Vacation of office
         ------------------

The office of a Director shall be vacated in any of the following events, namely:-

(i) if he ceases to be a Director by virtue of any provision of the Statues or he becomes prohibited otherwise by law from being a Director; or

(ii) if he becomes bankrupt, has a receiving order made against him or makes any arrangement or composition with his creditors generally; or

(iii) if he is, or may be, suffering from mental disorder and either:-

      (a) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960 or, in any other jurisdiction, in pursuance of an application or otherwise under similar legislation, or

      (b) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs; or

(iv) if he resigns his office by notice in Writing to the Company sent to or deposited at the Office; or

(v) if, in the case of a Director who holds any executive office with the Company or any subsidiary, his appointment as such is terminated or expires and the Directors resolve that his office be vacated; or

(vi) if he is absent for more than 6 consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated; or

(vii) if he is requested in Writing by all the other Directors to resign.

                     E.  MANAGING AND EXECUTIVE DIRECTORS
                         --------------------------------

113.     Appointment of Managing and Executive Directors
         -----------------------------------------------

The Board may from time to time appoint any one or more of the Directors of the Company to any executive office, including the offices of executive chairman, executive vice-chairman, executive deputy chairman, Chief Executive, Managing Director or to any other executive office or employment under the Company and subject to the Statutes such appointment may be for such period and on such terms (as to remuneration and otherwise) as it thinks fit and, subject to the provisions of any contract between him and the Company, the Board may revoke such executive appointment or vary the terms thereof. Any resignation from office given by a Director to the Company pursuant to Article 112(iv) shall have effect without prejudice to any claim by either against the other for damages for breach of any contract of service between the relevant Director and the Company.

114.     Remuneration for special or additional services
         -----------------------------------------------

A Director appointed to the office of Chief Executive or Managing Director or other executive office or any Director who discharges any special duty or function or otherwise performs services any of which in the opinion of the Board are beyond the attention necessary for the performance of or are outside the scope of his ordinary duties as a Director or who goes or resides abroad on the business of the Company shall receive such additional remuneration (whether by way of salary, commission or participation in profits or otherwise) as the Board may determine. Any remuneration payable to any Executive Director pursuant to this Article may if the Director concerned so requires and if the Board so agrees consist in whole or in part of payments by way of pension contributions or premiums therefor, whether pursuant to a pension scheme or otherwise.

115.     Powers of Directors holding executive office
         --------------------------------------------

The Board may entrust to and confer upon any Director appointed to the office of Chief Executive or Managing Director or other executive office any of the powers exercisable by them as a Board, other than the power to make calls or forfeit shares, upon such terms and conditions and with any such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any of such powers.

                     F.  ROTATION AND REMOVAL OF DIRECTORS
                         ---------------------------------

116.     One-third of the Directors to retire annually
         ---------------------------------------------

Subject to the provisions of the Statutes and these Articles, one-third of the Directors for the time being, or, if their number is not 3 or a multiple of 3, the number nearest to but not exceeding one-third, shall retire from office at the annual general meeting in every year PROVIDED that if in any year the number of Directors who are subject to retirement by rotation shall be 2, one or such Directors shall retire and, if in any year there shall be only one Director who is subject to retirement by rotation, that Director shall retire. The Directors to retire by rotation shall include (so far as it is necessary to obtain the number required) any Director who wishes to retire and not offer himself for re-election.

117.     Retiring Director to hold office until dissolution of meeting
         -------------------------------------------------------------

A director retiring at a meeting shall retain office until the dissolution of that meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost (in which case his retirement will take place upon the determination of the resolution). A retiring Director who is re-elected or deemed to have been re-elected will continue in office without break.

118.     Directors who are to retire by rotation
         ---------------------------------------

Subject to the provisions of the Statutes and of these Articles, the Directors to retire in every year shall be those who have been longest in office since their last appointment, but as between persons who became or were last re-appointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-appointment.

119.     When a retiring Director is deemed re-appointed
         -----------------------------------------------

The Company at the meeting at which a Director retires under any provision of these Articles may by ordinary resolution fill up the vacated office by appointing the retiring Director or (subject to the provisions of the Statutes) some other person thereto, and in default the retiring Director, if willing to act, shall be deemed to have been re-appointed, except in any of the following cases:-

(i) where at such meeting it si expressly resolved not to fill up such office or a resolution for the re-election of such Director is put to the meeting and lost; or

(ii) where such Director has given notice in Writing to the Company that he is unwilling to be re-elected; or

(iii) where the default is due to the moving of a resolution in contravention of the next following Article; or

(iv) where such Director has attained any retiring age applicable to him as Director.

120.      Each re-appointment to be voted on separately
          ---------------------------------------------

At a general meeting a motion for the appointment of 2 or more persons as Directors of the Company by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it and, for the purposes of this Article, a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

121.     Notice required of an intention to propose a new Director
         ---------------------------------------------------------

No person other than a Director retiring at the meeting shall, unless recommended by the Board for appointment, be eligible for appointment to the office of Director at any general meeting unless, not less than 6 nor more than 48 clear days before the day appointed for the meeting, there shall have been given to the Company at the Office notice in Writing by some member not being the person proposed duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for appointment, stating the particulars which would, if he were appointed, be required to be included in the Company's register of Directors and also notice in Writing signed by the person to be proposed of his willingness to be appointed, such notice of willingness to be appointed not having been withdrawn. The Board shall take all reasonable steps to cause the Company to give notice of each and every candidate for appointment to the office of Director to members at least 4 days prior to the meeting at which the appointment is to take place.

122.     Increase or reduction in permitted number of Directors - casual
         ---------------------------------------------------------------
         vacancies - additional Directors
         --------------------------------

Without prejudice to the next following Article, the Company may from time to time by ordinary resolution increase or reduce the number of Directors, and may also determine in what rotation such increased or reduced number is to go out of office, and may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

123.     Appointment of Director to fill a casual vacancy or as an additional
         --------------------------------------------------------------------
         director - retirement at next following annual general meeting
         --------------------------------------------------------------

The Board shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of these Articles, any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for election. Any Director who retires under this Article shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

124.     Removal of Director by ordinary resolution
         ------------------------------------------

The Company may, by ordinary resolution of which special notice has been given in accordance with Section 379, remove any Director before the expiration of his period of office, and my, by ordinary resolution, appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving any Director removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as a Director or of any executive appointment ipso facto terminating with his appointment as a Director.

                            G.  ALTERNATE DIRECTORS
                                -------------------

125.     A Director may appoint an alternate - powers of alternate - approval
         --------------------------------------------------------------------
         of alternate by two-thirds majority - revocation of appointment of
         ------------------------------------------------------------------
         alternate - remuneration of alternate
         -------------------------------------

(a) Any Director may at any time appoint any other Director or appoint any other person willing to act (whether a member of the Company or not) to be his alternate; and every such alternate shall (subject to his giving to the Company an address either within the United Kingdom or of an office of the Company outside the United Kingdom at which notices may be served, including by facsimile or telex, upon him) be entitled (during any period of absence which his appointor has notified in Writing to the Secretary) to notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and to perform all the functions of his appointor as a Director in his absence (other than the power to appoint an alternate of the Director appointing him) PROVIDED that no such appointment of any person not being a Director shall be operative unless or until the approval of the Directors by a majority consisting of at least two-thirds of all the Directors shall have been given.

(b) The Directors may at any time, by a majority consisting of at least two-thirds of all the Director's, revoke the appointment of an alternate Director. A Director may at any time revoke the appointment of an alternate appointed by him, and appoint another person in his place (subject always to the proviso to paragraph (a) of this Article), and if a Director shall die or otherwise cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine PROVIDED that, if any Director retires whether by rotation or otherwise but is re-appointed by the meeting at which such retirement took effect or is deemed to have been re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.

(c) Any appointment or revocation by a Director under this Article shall be effected by notice in Writing to the Company under the hand of the Director making the same or in any other manner approved by each of the other Directors of the company for the time being in office, and any such notice if sent to or left at the Office shall be sufficient evidence of such appointment or revocation.

(d) Every such alternate shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of the Director appointing him.

(e) The remuneration of any such alternate shall be payable out of the remuneration payable to t he Director appointing him, and shall consist of such portion (if any) of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. The alternate shall however be entitled to be paid his expenses and to indemnified by the Company to the same extent as the Director appointing him.

                         H.  PROCEEDINGS OF DIRECTORS
                             ------------------------

126.     Meetings of the Board - determination of questions - chairman's
         ---------------------------------------------------------------
         casting vote - convening of meetings
         ------------------------------------

The Board may meet for the despatch of its business, adjourn and otherwise regulate meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director shall be entitled, in the absence of his appointer, to a separate vote on behalf of the Director he is representing in addition to his own vote. Any Director may, and the Secretary on the requisition of any Director shall, at any time summon a meeting of the Board. Due notice of any meeting of the Board shall be given to each Director (or, during any period of absence which he has notified in Writing to the Secretary stating or indicating that during such absence notices should be sent to his alternate, to any alternate Director appointed by him in accordance with Article 125) either personally or by sending the same by facsimile, telex or through the post addressed to him (or, as the case maybe, his alternate) at the address in the United Kingdom given by him or his alternate to the Company or (if he or, as the case may be, his alternate is resident outside the United Kingdom) to the address of the overseas office of the Company specified by him or his alternate to the Company.

127.     Quorum and attendance by telephone
         ----------------------------------

(a) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be 3. For the purposes of this Article an alternate Director shall be counted in a quorum but so that no less than 2 separate individuals present in person or by telephone shall constitute the quorum. To count in a quorum, any Director who is present by telephone must be fully able to hear and participate in the proceedings.

(b) For the purpose of determining whether a quorum exists for the transaction of the business of the Board: -

(i) in the case of a resolution of directors (or their alternates), who would (if attending a meeting) comprise a quorum, in telephonic communication with one another, any such resolution shall be as valid and effective as if passed at a meeting of the Board duly convened and held;

(ii) in the case of a meeting of the Board, in addition to the Directors and alternate Directors (if any) and physically present at the meeting, any Director or alternate Director in telephonic communication with such meeting shall be counted in the quorum and shall be entitled to vote.

128.     Restricted powers of Directors to act if number falls below prescribed
         ----------------------------------------------------------------------
         minimum
         -------

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number of Directors fixed by or in accordance with these Articles, or fixed as the quorum necessary for the transaction of the business of the Board, the continuing Directors or Director may act for the purpose of filling up vacancies in their body or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any 2 members may summon a general meeting for the purpose of appointing Directors.

129.     Chairman of the Board
         ---------------------

The Directors (if they think fit) may from time to time elect and remove a chairman or vice-chairman of their meetings and one or more deputy chairmen of their meetings and determine the period for which they are respectively to hold office. The chairman or in his absence the vice-chairman or one of the deputy chairmen shall preside at all meetings of the Board, but if there be no chairman, vice-chairman or any deputy chairmen or if at any meeting none of the chairman, the vice-chairman or any of the deputy chairmen be present and willing to act within 5 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. As between he deputy chairmen present and in default of an agreement between them, the chair shall be taken by the deputy chairman who has since his last appointment been longer in that office.

130.     Validity of written resolution of Directors
         -------------------------------------------

A written resolution signed by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board shall be as effective as a resolution passed at a meeting of the Board or of a committee of the Board duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors concerned. The signature of an alternative Director for the time being appointed as alternate for any Director who has not signed shall be deemed for the purposes of this Article to be the signature of the Director by whom the alternate is so appointed PROVIDED that at the time of such signature by any alternate it is, in the reasonable opinion of the Secretary, impracticable to obtain the signature of the Director who had appointed him. A resolution executed by an alternate need not also be executed by his appointor and, if it is executed by a Director who has appointed an alternate, it need not also be executed by the alternate in that capacity. For the purposes of this Article, any signature may be affixed to a facsimile copy of the resolution and any signed resolution shall be valid if the Company receives the original or a copy by facsimile.

131.     Powers of a quorum of the Board
         -------------------------------

A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board.

132.     Delegation of powers to a Director
         ----------------------------------

The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

133.     Appointment of committee of the Board
         -------------------------------------

The Board may delegate any of its powers to committees consisting of such members or member (including alternate Directors) of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board. Any such regulations may, inter alia, provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted persons to have voting rights as members of the committee PROVIDED that such co-opted persons shall be a minority of the committee in number and resolutions of such committee shall not be effective unless a majority of the members of the committee present at the meeting and voting in favor are Directors or alternate Directors.

134.     Proceedings of a committee of the Board of Directors
         ----------------------------------------------------

The meetings and proceedings of any committee appointed pursuant to Article 133 and including 2 or more members of the Board shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations made by the Board under Article 133.

135.     Validity of acts of the Board or of a committee of the Board or of a
         --------------------------------------------------------------------
         Director
         --------

All acts done bona fide by any meeting of the Board, or of a local board or of a committee of the Board, or by any person acting as a Director or pursuant to any resolution duly and validly passed by the Directors or by a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person acting as aforesaid, or that they or any of them were disqualified from holding office, or had vacated office, or were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member (as the case may be) and had been entitled to vote.

                                  I.  MINUTES
                                      -------

136.     Minutes
         -------

The Board shall cause minutes to be made of:

(i)   all appointments of officers made by the Board; and

(ii) the names of the Directors (and any alternate Directors) present at each meeting of the Board and of any local board or committee of the Board; and

(iii) all resolutions and proceedings at all meetings of the Company, of the holders of any class of shares of the Company, of the Board and of local boards and committees of the Board.

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

                                 J.  SECRETARY
                                     ---------

137.     Appointment of and acts of the Secretary
         ----------------------------------------

(a) The Secretary and any joint Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any such Secretary so appointed may be removed by the Board, but without prejudice to any claim which such Secretary may have against the Company.

(b) No person shall be appointed to the office of Secretary or joint Secretary unless he is duly qualified or eligible under one or more of the categories specified in Section 286.

(c) The Board may, at any time and from time to time, appoint one or more persons qualified or eligible under one or more of the categories specified in
Section 286 to be deputy and/or assistant Secretary and anything required or authorised to be done by or to the Secretary may be done by or to any deputy and/or assistant Secretary so appointed; any deputy and/or assistant Secretary may be removed by the Board.

                                 K.  THE SEAL
                                     --------

138.     Custody and use of the Seal
         ---------------------------

(a) The Board shall provide for the safe custody of any Seal, Securities Seal and other official seal and, subject to Articles 14 and 15, no such seal shall be affixed to any instrument except by the authority of a resolution of the Board or of a committee of the Board authorised by the Board in that behalf. The Board may determine whether or not any instrument to which the Seal or Securities Seal or any other official seal is affixed shall be signed; but, if it is to be signed, at least one Director and such other person as the Board may appoint for the purpose shall sign every instrument to which such seal shall be affixed and in favor of any purchaser or person bona fide dealing with the Company such signatures, or a certified copy of the Board resolution resolving that such instrument to which such seal has been affixed need not be so signed, shall be conclusive evidence of the fact that such seal has been properly affixed. Subject as aforesaid, the Board may from time to time make such regulations as it sees fit (subject to the provisions of Article 14 in relation to warrants, Article 15 in relation to share certificates and Article 20 in relation to certificates of debenture stock or loan capital or any other securities comprising the share or loan capital of the Company) determining the persons and the number of such persons in whose presence the Seal, Securities Seal or other Official Seal shall be used, and until otherwise so determined such seal shall be affixed in the presence of one Director and the Secretary or of 2 Directors.

(b) To the extent permitted by law, a document which is signed by a Director and the Secretary, or by two Directors, and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if it were under seal and a document so executed which: -

(i)  is intended by the person or persons making it to be a deed, and

(ii) makes that fact clear on the face of such document (in whatever form of words)

shall have effect, upon delivery, as a deed; and it shall be presumed, unless a contrary intention is proved to be deliver upon its being so executed.

139.     Official seal for use overseas
         ------------------------------

The Company may have one or more official seals for use overseas under the provisions of the Statutes where and as the Board shall determine. The Company may in Writing under the Seal appoint any agent or committee to be the duly authorised agent of the company for the purpose of affixing and using abroad any such official seal and may impose such restrictions on the use thereof as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal.

                        L.  AUTHENTICATION OF DOCUMENTS
                            ---------------------------

140.     Authentication of documents by Directors, Secretary or any other
         ----------------------------------------------------------------
         person appointed by the Board
         -----------------------------

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.

                        V.  DIVIDENDS AND DISTRIBUTIONS
                            ---------------------------

141.     Distribution of profits
         -----------------------

The Company may be ordinary resolution declare dividends and such dividends shall be paid to the members in accordance with their respective rights and priorities in existence from time to time, and subject thereto in paying a dividend on the Ordinary Shares PROVIDED that:

(i)  no such dividend shall exceed the amount recommended by the Board; and

(ii) generally no dividend or other distribution (as so defined) shall be declared or made otherwise than in accordance with the provisions of the Statutes as they from time to time apply to the Company.

142.     Dividends only payable on paid up and called up capital
         -------------------------------------------------------

Subject to the rights of person, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, except that, if any share is issued on terms that it shall rank for dividend as if paid up (in whole or in part) as from a particular date, such share shall rank for dividend accordingly.

143.     Interim dividends
         -----------------

Subject to the provisions contained in Articles 141 and 142 and to the provisions of the Statutes, the Board may:

(i) from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution;

(ii) pay half-yearly or at other suitable intervals to be settled by the Board any dividend expressed to be payable at a fixed rate if it is of the opinion that the profits of the Company justify the payment;

(iii) if at any time the share capital of the Company is divided into different classes, declare and pay interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends; but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and PROVIDED that the Board acts bona fide the Directors shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares in the capital of the Company having deferred or non-preferred rights.

144.     Record dates for dividend payments and capitalisation distributions
         -------------------------------------------------------------------

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares in the capital of the Company, any resolution resolving to pay a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisation issues to be effected pursuant to Article 153.

145.     Deduction from dividends of unpaid calls
         ----------------------------------------

The Board may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

146.     Company may retain unclaimed dividends
         --------------------------------------

The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed; but so that any such dividend unclaimed after a period of 12 years from the date of declaration shall be forfeited and shall revert to the Company. No dividend shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

147.     Dividend warrants
         -----------------

Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered addresses of the member or person entitled thereto, and in the case of joint holders to the registered address of the joint holder who is first named on the Register, or to such person and such address as the holer or joint holders may direct by notice in Writing to the Company signed by such holder or holders. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or of such other person as the holder or joint holders may direct by notice in Writing to the Company signed by such holder or holders, and payment of the cheque or warrant, if purporting to be duly endorsed, or where unendorsed appearing to have been duly paid by the banker on whom it is drawn, shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Any such dividend or other money may also be paid by any other usual or common banking method (including, without limitation, direct debit, bank transfer and electronic funds transfer).

148.     Any joint holder may give receipt for a dividend
         ------------------------------------------------

If several persons are registered as joint holders of a share or are entitled thereto in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

149.     Company not obliged to send dividend warrants to untraced shareholders
         ----------------------------------------------------------------------

(a) Without prejudice to the Company's rights under Articles 145 and/or 146, if on 2 consecutive occasions cheques or warrants in payment of dividends or otehr moneys payable on or in respect of any shares have been sent through the post in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods fro which the same are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or otehr moneys payable on or in respect of the share in question until the holder or other person entitled thereto shall have communicated with the Company and supplied to the Company, by notice in Writing signed by such holder or other person, an address for the purpose.

(b) The Board may exercise the powers of the Company conferred by paragraph (a) of this Article in respect of any dividend or other such payment falling due to be paid 1 month after notice of the Company's intention to exercise such powers has been served on the relevant member by recorded delivery post.

(c) All moneys represented by warrants or cheques not despatched by the Company under the provisions of paragraph (a) of this Article shall be deemed to be unclaimed dividends or moneys and the provisions of Article 146 shall apply thereto.

150.     Payment of dividend in specie
         -----------------------------

A general meeting declaring a dividend may, upon the recommendation of the Board, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Board shall give effect to such resolution; and where any difficulty arises in regard to the distribution it may settle the same as it thinks expedient and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the values so fixed, in order to adjust the rights of members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Board, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and distribution of the cash proceeds of any sale or of the cash equivalent to any member or members and otherwise as they think fit.

151.     Scrip dividends
         ---------------

The Board may, with the sanction of an ordinary resolution of the Company, offer to the holders of Ordinary Shares the right to elect to receive an allotment of additional Ordinary Shares, credited as fully paid, in whole or in part, instead of cash in respect of any dividend which is specified in the applicable ordinary resolution or such part of such dividend as the Board may determine. The following provisions shall have effect:

(i) Any such ordinary resolution may specify a particular dividend or may specify all or any dividends falling to be declared or paid during a specified period, being a period expiring not later than five years after the date of the meeting at which the resolution is passed.

(ii) The basis of allotment shall be determined by the Board so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional Ordinary Shares (including any fractional entitlement) to be allotted instead of any cash amount of dividend shall be equal to such amount. for such purpose the "average quotation" of an Ordinary Share shall be the average of the middle market quotations (less the relevant dividend unless the Ordinary Shares are already quoted ex such dividend) on The Stock Exchange (derived from the Daily Official List of the Stock Exchange or any similar publication) on at least 5 consecutive dealing days selected by the Board, but commencing no earlier than the day upon which the proposed relevant dividend is announced by the Board.

(iii) The Board shall give notice in Writing to the holders of the Ordinary Shares of the rights of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective.

(iv) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the said election has been duly exercised (the "elected ordinary Shares") and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Board shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account and capital redemption reserve) or profit and loss account as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allowed on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of elected Ordinary Shares on such basis.

(v) The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu).

(vi) The Board may do all acts and things which it considered necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as it thinks fit for dealing with shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person on behalf of all the members concerned to enter into an agreement with the Company providing for such capitalisation and matters incidental thereto and an agreement made under such authority shall be effective and binding on all persons concerned.

(vii) Notwithstanding anything to the contrary in this Article, the Board may make such exclusions from any offer of rights of election to holders of Ordinary Shares as it may think fit in the light of any legal or practical problems under the laws of, or the requirements of any regulatory ore stock exchange authority in, any territory.

                                 VI.  RESERVES
                                      --------

152.     Board may carry profits to reserve - investment of reserves - carry
         -------------------------------------------------------------------
         forward of profits
         ------------------

The Board may, before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments other than shares of the Company or of its holding company (if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

                        VII.  CAPITALISATION OF PROFITS
                              -------------------------

153.     Capitalisation issue
         --------------------

(a) The Company in general meeting may upon the recommendation of the Board at any time and from time to time, subject as hereinafter provided, by ordinary resolution resolve:

(i) to capitalise any undivided profits of the Company (whether or not the same could have been distributed as dividend under the provisions of Article 141 and including profits carried forward or standing to any reserve) or any sum carried to reserve as a result of the sale or revaluation of the assets of the Company (other than goodwill) or any part thereof or any sum standing to the credit of the Company's share premium account or any capital redemption reserve fund;

(ii) that the Board be authorised and directed to appropriate the profits or sum resolved to be capitalised to the members in proportion to the nominal amount of Ordinary Shares (whether or not fully paid up) held by them respectively which would entitled them to participate in a distribution of that sum if the shares were fully paid up and the sum were then distributable and were distributed by way of dividend and to apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares, debentures or other securities held by such members respectively, or in paying up in full unissued shares, debentures or other securities of the Company of a nominal amount equal to such profits or sum, and to allot and distribute such shares, debentures or other securities credited as fully paid up, to and amongst such members, or as they may direct, in the proportion aforesaid, or partly in one way and partly in the other;

(iii) that any shares allotted under this Article to any member in respect of a holding by him of any partly paid Ordinary Shares shall, so long as such ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

(iv) to make such provision by ignoring fractions or by payment in cash or otherwise as they determine in the case of the shares or debentures becoming distributable in fractions;

(v) to authorise any person, on behalf of all the members concerned, to enter into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, or any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

(vi) generally to do all acts and things required to give effect to such resolution as aforesaid;

PROVIDED that:

          (aa) the share premium account and the capital redemption reserve fund and any such profits which could not have been distributed as dividend under the provisions of Article 141 may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members credited as fully or partly paid; and

          (bb) no unrealised profits shall be applied in paying up any debentures of the Company or any amount unpaid on any share in the capital of the Company.

(b) This Article is subject to any special conditions which may be attached to any shares hereafter issued, or upon which any shares may for the time being be held.

154.     Board to effect capitalisations
         -------------------------------

Whenever a resolution is passed in pursuance of Article 156 the Board shall either:

(i) allot unissued shares, debentures or other securities of the Company, as the case may be, to the amount authorised by the resolution credited as fully paid up amongst the holders of the shares entitled to participate therein as nearly as may be in proportion to the number of such last-mentioned shares held by them respectively with full power to the Board to make such provisions by way of the issue of fractional certificates or otherwise as they think fit for the case of fractions, and prior to such allotment the Board may, if thought fit, authorise any person, on behalf of all the members to be entitled to the said shares, debentures or other securities of the Company, to enter into an agreement with the Company providing for the allotment to them in the proportion aforesaid credited as fully paid up of the shares, debentures or other securities authorised by the resolution to be distributed amongst them, and any agreement made under such authority shall be effective and binding on all the holders of the said shares, debentures or other securities of the Company for the time being; and the Board shall have power generally to do all acts and things required to give effect to such resolutions as aforesaid. Whenever on any issue of shares, debentures or other securities of the Company in pursuant of Article 153 the value of a fractional entitlement thereof shall be less than the Minimum Amount in respect of any member, the proceeds of sale (after the deduction of the proper expenses of such sale) of each and every such fractional entitlement amounting to less than the Minimum Amount shall belong to and be vested in the Company. For the purpose of giving effect to any such sale, the Board may authorise some person to transfer the securities sold to the purchase thereof and the purchaser shall be registered as the holder of the securities comprised in any such transfer and he shall not be bound to see the application of the purchase money nor shall his title to the said securities be affected by any irregularity or invalidity in the proceedings relating to the sale; and/or

(ii) (if the resolution so specifies) apply such profits or sum on behalf of the members entitled thereto in paying up the amounts, if any, unpaid on any shares, debentures or other securities held by such members.

                           VIII.  ACCOUNTS AND AUDIT
                                  ------------------

155.     Keeping of accounts and retention and location of accounting records
         --------------------------------------------------------------------

(a) The Board shall cause to be kept proper accounts and accounting records in accordance with the requirements of the Statutes.

(b) The accounting records shall be kept at the office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall always be open to inspection by the Directors and any other officers of the Company. No member (other than an officer of the Company) shall h ave any right of inspecting any account or book or document of the Company except as conferred by law (including the Statutes) or authorised by order of the court or by the Board or by the Company in general meeting.

156.     Accounts to be laid before general meetings
         -------------------------------------------

The Directors shall from time to time, in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Statutes.

157.     Auditors' report
         ----------------

The Auditors' report shall be read before the Company in general meeting and shall be open to inspection as required by the Statutes.

158.     Reports and accounts to be delivered to members, debenture holders and
         ----------------------------------------------------------------------
         auditors -summary financial statements
         --------------------------------------

(a) Subject to the provisions of paragraph (b) below and of Article 165, a printed copy of the Directors' and auditors' reports accompanied by printed copies of the balance sheet, profit and loss account and other documents required by the Statues to be annexed to the balance sheet (together the "Statutory Accounts") shall, not less than 21 clear days prior to the annual or other general meeting at which it is proposed to lay such documents before members, be delivered or sent by post to the registered address of every member and holder of debentures of the Company and to the auditors and to every other person, if any, who is entitled by these Articles or the Statutes to receive copies of such documents and/or notices of meetings from the Company. Upon a listing of all or any of the shares or securities comprising the share or loan capital of the Company being for the time being granted on The Stock Exchange (or on any other stock exchange in the United Kingdom or elsewhere), the required number of copies of each of these documents shall at the same time be forwarded to the appropriate officer of such stock exchange.

(b) The Company may, insofar as is permitted by the Statutes and without prejudice to the right of any member who wishes to receive the Statutory Accounts to require the Statutory Accounts to be sent to him, send to members summary financial statements which comply with the provisions of the Statutes ("Summary Financial Statements") in lieu of the Statutory Accounts, such Summary Financial Statements to be sent not less than 21 clear days prior to the annual or other general meeting at which the Statutory Accounts of which the Summary Financial Statements are a summary are to be laid as provided in paragraph (a) of this Article. Upon a listing being granted as stated in paragraph (a) above, there shall be forwarded to The Stock Exchange (as provided above) such number of copies of any Summary Financial Statements as may for the time being be required under its regulations or practice.

159.     Cases in which reports and accounts need not be delivered
         ---------------------------------------------------------

The last preceding Article shall not require a copy of the Statutory Accounts or Summary Financial Statements to be sent to more than one of any joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures or person entitled by the Statutes or these Articles to receive a copy of the Statutory Accounts or Summary Financial Statements to whom a copy has not been sent shall be entitled to receive a copy free of charge on application at the Office.

160.     Appointment of auditors
         -----------------------

Auditors shall be appointed, and their duties, powers, rights and remuneration regulated, in accordance with the provisions of the Statutes from time to time in force.

161.     Accounts to be audited annually
         -------------------------------

At least once in every financial year of the Company the accounts of the Company shall be examined and the balance sheet, profit and loss account and the Group accounts, if any, reported upon by an auditor or auditors.

162.     Validity of acts of auditors
         ----------------------------

Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

163.     Right of auditors to receive notice of and attend and speak at general
         ----------------------------------------------------------------------
         meetings
         --------

The auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

                                    NOTICES
                                    -------

164.     Notices to be in Writing
         ------------------------

Save as otherwise provided in these Articles, any notice to be given to or by any person pursuant to these Articles shall be in Writing, except that a notice calling a meeting of the Board need not be in Writing.

165.     Service of notices
         ------------------

Save as otherwise provided in these Articles, any notice in Writing or document (including a shares certificate) may be served by the Company on any member either personally or by sending it through the post in a prepaid cover addressed to such member, or by delivery in a cover addressed to such member, at his address as appearing in the Register or such other address as he may from time to time notify in Writing to the Company as his address for service.

166.     Persons becoming entitled to shares to be bound by notices
         ----------------------------------------------------------

Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by any notice given by the Company other than a notice issued by authority of Article 10 in respect of such share which, before his name and address are entered in the register, shall have been duly given to the person from whom he derives his title to such share.

167.     Notice to joint holders
         -----------------------

In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

168.     Members registered outside the United Kingdom entitled to give an
         -----------------------------------------------------------------
         address for service in the United Kingdom
         -----------------------------------------

Any member described in the Register by an address not within the United Kingdom who shall from time to time give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address, but, save as aforesaid, no member other than a member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company.

169.     Member present at general meeting deemed to have received notice
         ----------------------------------------------------------------

Any member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

170.     Advertisement of notice
         -----------------------

Any notice (in Writing or otherwise) required to be given by the Company to the members of any of them and not provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in 2 leading national daily newspapers published in the United Kingdom.

171.     When service effected
         ---------------------

Any notice in Writing or other document, if served by post, shall be deemed to have been given on the day following that on which the envelope containing the notice was posted and in proving such service it shall be sufficient to prove that the envelope containing the notice or document was properly addressed and duly posted. A notice to be given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

172.     Service of notice on or delivery of document to be deceased or
         --------------------------------------------------------------
         bankrupt member
         ---------------

A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operative event had not occurred and such notice shall be deemed a sufficient service of such notice on all persons interested (whether jointly with or as claiming through or under him) in the share.

173.     Convening of meetings by advertisement
         --------------------------------------

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to send notices through the post to addresses in the United Kingdom and is thereby prevented from effectively convening a general meeting by post, a general meeting may be convened so far as concerns members whose addresses in the Register or given pursuant to Article 168 are within the United Kingdom, by a notice advertised in at least 2 leading national daily newspapers published in the United Kingdom and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 4 days prior to the day of the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                                I.  WINDING-UP
                                    ----------

174.     Distribution of assets in specie
         --------------------------------

In the winding-up (whether the liquidation is voluntary, under supervision or by the court) of the Company the liquidator may, with the authority of an extraordinary resolution and any other sanction required by the Statues, divide among the members in specie the whole or any part of the assets of the Company, whether or not the assets shall consist of property of one kind, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be compelled to accept any shares in respect of which there is a liability.

                         II.  INDEMNITY AND INSURANCE
                              -----------------------

175.     Indemnity and insurance for Directors and other officers
         --------------------------------------------------------

(a) Subject to the provisions of the Statutes, but without prejudice to any indemnity to which he may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him given in his favour or in which he is acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his part or incurred in connection with any liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of the Company.

(b) To the extent permitted by the Statues, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or auditor of the Company in relation to anything done or alleged to have been done or omitted to be done as Director, officer or auditor.